As filed with the Securities and Exchange Commission on July 26, 2004

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Registration No. 333-_____

MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	4841	84-1342898
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(973) 237-9499
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Bradley D. Holmstrom, Esq.
General Counsel
MDU Communications International, Inc.
60-D Commerce Way
Totowa, New Jersey 07512
(973) 237-9499
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Arnold R. Kaplan, Esq.
Shughart Thomson & Kilroy, P.C.
1050 Seventeenth Street, Suite 2300
Denver, Colorado 80265

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Registration
to be Registered	Registered(1)	Share	Price	Fee

Common Stock issuable upon
exercise of warrants	1,945,984	$1.84 – $2.46	$4,477,121 (2)	$567.25

Common Stock	3,468,404	$2.20 (3)	$7,630,489 (3)	$966.78

TOTAL (4)	5,414,388	—	$12,107,610	$1,534.03

(1) The number of shares being registered represents our good faith estimate of the maximum number of shares we may issue upon exercise of common stock purchase warrants. The actual number of shares of common stock received upon exercise of the warrants may vary from this number. In addition to the shares set forth in the table, the amount of shares to be registered under this registration statement includes an indeterminate number of shares issuable upon exercise of warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Based on warrant exercise prices of $1.84 and $2.46.

(3) Based on the average of the reported best bid and best ask prices of the common stock reported on the OTC Bulletin Board on July 22, 2004, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(4) Includes: (i) 2,629,064 shares of common stock issued in the Company’s May 2004 private placement and 1,445,984 shares of common stock issuable upon exercise of warrants issued in such private placement at a warrant exercise price of $2.46 per share; (ii) 60,650 shares of common stock issued to an officer of the Company on February 6, 2004 in lieu of such officer's year end bonus for 2003; (iii) 500,000 shares of common stock and 500,000 shares of common stock issuable upon exercise of warrants at a warrant exercise price of $1.84 issued in return for future services; (iv) 178,690 shares of common stock issued in exchange for consulting services; and (v) 100,000 shares of common stock issued upon conversion of an aged account payable and settlement agreement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ii

The information in this prospectus is not complete and may be changed. MDU Communications International, Inc. and the Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

5,414,388 Shares

MDU COMMUNICATIONS INTERNATIONAL, INC.

Common Stock

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512
(973) 237-9499

     We have prepared this prospectus to allow certain Selling Stockholders to sell up to 5,414,388 shares of our common stock (“Selling Stockholders”) which the Selling Stockholders currently hold (3,468,404 shares) or may acquire upon the exercise of warrants to purchase shares of our common stock (1,945,984 shares). See page 26 of this prospectus for the names of the Selling Stockholders.

We are registering these shares by filing a registration statement with the Securities and Exchange

Commission using a “Shelf” registration process. This process allows the Selling Stockholders to sell their common stock over a period of time in varying amounts as described under “Plan of Distribution” on page 28 of this Prospectus.

     We will receive no proceeds from the sale of any of our common stock by the Selling Stockholders. We will receive the proceeds from the Selling Stockholders’ exercise of warrants. However, the Selling Stockholders are under no obligation to exercise the warrants or options.

     Our shares are quoted on the OTC Bulletin Board under the symbol “MDTV.”

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “RISK FACTORS”
BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August __, 2004

     Except as otherwise required by the context, all references in this prospectus to “we,” “us, “our,” or “Company” refer to the consolidated operations of MDU Communications International, Inc., a Delaware corporation, and its wholly owned subsidiaries, MDU Communications Inc., a Canadian corporation, and MDU Communications (USA) Inc., a Washington corporation.

PROSPECTUS SUMMARY

     This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” and our Consolidated Financial Statements and the related Notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

     We concentrate exclusively on delivering state-of-the-art digital satellite television and high-speed Internet solutions to the United States multi-dwelling unit (“MDU”) residential market—estimated to include 26 million residences. MDUs include apartment buildings, condominiums, gated communities, universities, nursing homes, hospitals, hotels, motels and other properties having multiple units located within a defined area. We seek to differentiate ourselves from other service providers through a unique strategy of balancing the information and communication needs of today’s MDU residents with the technology concerns of MDU property managers and owners and providing the best overall service to both. To accomplish this objective, we have partnered with such groups as DIRECTV, Inc. and Cisco Systems, Inc. and have been working with large property owners and real estate investment trusts (REITs) such as AvalonBay Communities, Trammell Crow Residential, Roseland Property Company, KSI Services, as well as many others, to understand and meet the technology needs of these groups.

     We earn our revenue through the sale of digital satellite television programming and high-speed Internet services to owners and residents of MDUs. We negotiate long-term access agreements with the owners and managers of MDU properties allowing us the right to provide digital satellite television and high-speed Internet services, and potentially other services, to their residents.

     Our common stock trades under the symbol “MDTV” on the OTC Bulletin Board. Our principal executive offices are located at 60-D Commerce Way, Totowa, New Jersey 07512 and our telephone number is (973) 237-9499. Our website is located at www.mduc.com.

The Offering

Common Stock Offered by Selling Stockholders:	5,414,388

Common Stock Outstanding before this Offering (as of	42,282,134
July 22, 2004) (includes 3,468,404 shares of the issued
and outstanding common stock being offered by the
Selling Stockholders):

Common Stock Outstanding after this Offering (assumes	44,228,118
all 1,945,984 warrants for common stock offered hereby
are exercised)

Common Stock to be Outstanding after this Offering:	49,345,788
(assumes all currently issued and outstanding warrants and
options (as of July 22, 2004) are exercised)

Use of Proceeds from Sale of Common Stock:	We will not receive any proceeds from the sale of
the shares of our Common Stock offered by the
Selling Stockholders.

Use of Proceeds from Exercise of Warrants:	We will receive the exercise price of any warrants
that are exercised by the Selling Stockholders. We
intend to use any proceeds from exercise of
warrants for working capital and general corporate
purposes.

NASD OTC Bulletin Board Symbol:	MDTV

Risk Factors

     Potential investors should carefully consider the risk factors set forth under the caption “Risk Factors” beginning on Page 4 and the other information included in this prospectus prior to purchasing our common stock. An investment in our common stock involves a high degree of risk. We have a limited operating history, have experienced losses since inception and, only recently, have achieved positive operating cash flow. Our operations are dependent on the viability of our unproven business model, our relationships with strategic partners and key vendors, and the availability of additional capital. See “Risk Factors” for a description of these and other risks.

Summary Financial Data

      The following summary financial information was derived from our historical consolidated financial statements. You should read this information in conjunction with the Consolidated Financial Statements and the related Notes, and the discussion in “Management’s Discussion and Analysis or Plan of Operations,” contained elsewhere in this prospectus.

	Year Ended September 30,		Six Months Ended March 31,

				2003
	2003	2002	2004	(restated)

Consolidated Statements of Operations Data:
Revenues	$4,124,394	$3,015,709	$1,811,819	$2,151,591
Operating expenses	$6,033,043	$5,174,356	$5,473,674	$2,463,327
Gain on sale of customers	$869,259	—	—	—
Gain on settlement of accounts payable	$175,011	—	$9,497	$119,447
Loss on extinguishment of notes payable	$(174,472)	—	—	—
Gain on sale of property and equipment	—	—	—	$165,950
Interest expense	$(998,659)	$(865,743)	$(1,284,649)	$(646,397)
Other, net	$(84,943)	$32,010	$(32,182)	$(20,364)
Net loss	$(2,117,707)	$(2,988,036)	$(4,953,603)	$(703,100)
Basic and diluted loss per common share	$(0.09)	$(0.16)	$(.15)	$(.03)
Weighted average common shares outstanding	22,788,924	18,384,874	34,131,218	20,963,638

	September 30, 2003	September 30, 2002	March 31, 2004

Consolidated Balance Sheet Data:
Total assets	$6,393,961	$6,447,227		$11,159,693
Total liabilities	$1,950,761	$3,127,416		$1,314,317
Total stockholders’ equity	$4,443,200	$3,319,811		$9,845,376

RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information set forth in this prospectus before you decide to buy our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

We May Be Unable To Meet Our Future Capital Requirements.

     We may require additional capital to finance expansion or growth at levels greater than our current business plan. Because of the uncertainties in raising additional capital, there can be no assurance that we will be able to obtain the necessary capital to finance our growth initiatives. Insufficient capital will require us to delay or scale back our proposed development activities.

We Have Incurred Losses Since Inception And May Incur Future Losses.

     To date, we have not shown a profit in our operations. Through March 31, 2004, we have incurred net losses of approximately $22,277,000. We do not expect to have consistent profitable operations until sometime in fiscal 2005, and we cannot assure that we will ever achieve or attain profitability. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which could have a material adverse effect on our business and may impair our ability to continue as a going concern.

We Have A Limited Operating History.

     We commenced operations in August 1998. Accordingly, we have a limited operating history and our business strategy may not be successful. Our failure to implement our business strategy or an unsuccessful business strategy could materially adversely affect our business, financial condition and operating losses.

We Depend Upon Our Relationship With DIRECTV.

     In September 2003, we entered into a new System Operator Agreement with DIRECTV to install and maintain distribution systems in MDU properties. Under our agreement with DIRECTV, we may not maintain MDU distribution systems or market direct-to-home satellite broadcast services for others. Consequently, we are totally dependent upon DIRECTV for set-top programming. During the fiscal year ended September 30, 2003, revenues from DIRECTV were 18% of our total revenues. DIRECTV is not required to use us on an exclusive basis for marketing its programming to MDUs.

     Because we are an intermediary for DIRECTV, events we do not control at DIRECTV could adversely affect us. One of the most important of these is DIRECTV’s ability to provide programming that appeals to mass audiences. DIRECTV generally does not produce its own programming; it purchases programming from third parties. DIRECTV’s success - and accordingly ours - depends in large part on its ability to select popular programming sources and acquire access to this programming on favorable terms. We have no control or influence over this. If DIRECTV is unable to retain access to its current programming, we cannot assure you that DIRECTV would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to its existing programming. If DIRECTV is unable to continue to provide desirable programming, we would be placed at a competitive disadvantage and may lose subscribers and revenues.

We Face Competition.

     We face competition from others who are competing for a share of the MDU subscriber base, including other satellite companies, other DIRECTV system operators, cable companies and off-air broadcasters. Also, DIRECTV itself could corporately focus on MDUs. Other companies with substantially greater assets and operating histories could enter this market. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services. In addition, increased competition could result in reduced subscriber fees, reduced margins and loss of market share, any of which could harm our business.

     Cable television operators have a large, established subscriber base, and many cable operators have significant investments in, and access to, programming. One of the competitive advantages of Direct Broadcast Satellite (“DBS”) systems is their ability to provide subscribers with more channels and a better quality digital signal than traditional analog cable television systems. Many cable television operators have made significant investments to upgrade their systems from analog to digital, significantly increasing the number and variety of channels and the quality of the transmission they can provide to their subscribers. As a result of these upgrades, cable television operators have become better able to compete with DBS providers. If competition from cable television operators should increase in the future, we could experience a decrease in our number of subscribers or increased difficulty in obtaining new subscriptions.

We Need To Manage Our Growth.

     We have experienced growth, but to manage potential future growth effectively, we must improve our operational, financial and management information systems and must hire, train and manage our employees and commissioned salespersons. Our future success will also depend on the ability to increase our customer base and to attract and retain qualified technical, sales, marketing and management personnel, for whom competition is intense. We may not be able to effectively manage such growth, and failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We Depend On Key Personnel To Maintain Our Success.

     Our success depends substantially on the continued services of our executive officers and key employees, in particular, Sheldon Nelson, and certain other executive officers. The loss of the services of any of our key executive officers or key employees could harm our business. None of our key executive officers or key employees currently has a contract that guarantees their continued employment by us. There can be no assurance that any of these persons will remain employed by us or that these persons will not participate in businesses that compete with us in the future.

Technological Change.

     The market for digital satellite television and high-speed Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. Our keeping pace with the introduction of new standards and technological developments could result in additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users.

System Disruptions.

     Our ability to attract and retain subscribers depends on the performance, reliability and availability of our services and infrastructure. We may experience periodic service interruptions caused by temporary problems in our own systems or in the systems of third parties upon whom we rely to provide service or support. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems and interrupt our services. Service disruptions could adversely affect our revenue and, if they were prolonged, would seriously harm our business and reputation. We do not carry business interruption insurance to compensate for losses that may occur as a result of these interruptions. Any of these problems could adversely affect our business. If any of the DIRECTV satellites are damaged or stop working partially or completely, DIRECTV may not be able to continue to provide our subscribers with programming services. We would in turn likely lose subscribers, which could materially and adversely affect our operations and financial performance. DBS technology is highly complex and is still evolving. As with any high technology product or system, it may not function as expected.

United States Participation In A War Or Military Or Other Actions; Terrorism.

     Involvement in a war or other military action or acts of terrorism may cause significant disruption to commerce throughout the world. To the extent that such disruptions result in 1) delays or cancellations of customer orders, 2) a general decrease in consumer spending on satellite broadcast and information technology, 3) our inability to effectively market and distribute our products, or 4) our inability to access capital markets, our business and results of operations could be materially and adversely affected. We are unable to predict whether the involvement in a war or other military action will result in any long term commercial disruptions or if such involvement or responses will have any long term material adverse effect on our business, results of operations, or financial condition.

We May Issue Preferred Stock.

     Our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any vote or action by our common stockholders. The rights of the holders of the common stock will be subject to, and could be materially adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with corporate purposes, could have the effect of delaying, deferring or preventing a change in control, discouraging tender offers for the common stock, and materially adversely affecting the voting rights and market price of the common stock.

Issuance Of Shares Of Common Stock In The Future.

     Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in dilution in the percentage of our common stock held by our existing stockholders. Also, any stock we sell in the future may be valued on an arbitrary basis by us, and the issuance of shares of common stock for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by existing shareholders. In addition, we have placed on the agenda of the next Annual General Meeting, an increase in the number of authorized shares from 50,000,000 shares of common stock to 70,000,000 shares of common stock.

FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "the Company believes," "management believes" and similar language. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under "Risk Factors" described in that section, and "Management's Discussion and Analysis." Our actual results may differ materially from results anticipated in these forward-looking statements. We base our forward-looking statements on information currently available to us, and we assume no obligation to update them.

     Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

     We will not receive any proceeds upon the sale of the shares by the Selling Stockholders.

     We will receive the exercise price of the warrants that are exercised by the Selling Stockholders. Assuming exercise of all the Selling Stockholders’ warrants, the gross proceeds to us would be approximately $4,477,000. We intend to use any proceeds from exercise of the warrants for working capital and general corporate purposes.

[Remainder of page intentionally left blank.]

PRICE RANGE OF COMMON STOCK

     Our common stock is not traded on a national securities exchange or the NASDAQ Stock Market. It has been quoted on the OTC Bulletin Board under the symbol “MDTV” since December 2, 1998. The range of the high and low bid quotations on the on the OTC Bulletin Board during each fiscal quarter as reported by Bloomberg, L.P., is as follows:

	High	Low

Quarter Ended	Fiscal Year 2004

June 30, 2004	$3.01	$1.98
March 31, 2004	$3.05	$1.75
December 31, 2003	$2.01	$0.71

Quarter Ended	Fiscal Year 2003

September 30, 2003	$0.84	$0.41
June 30, 2003	0.55	0.22
March 31, 2003	0.31	0.17
December 31, 2002	0.34	0.15

Quarter Ended	Fiscal Year 2002

September 30, 2002	$0.50	$0.25
June 30,2002	0.63	0.35
March 31, 2002	0.77	0.33
December 31, 2001	0.50	0.25

Quarter Ended	Fiscal Year 2001

September 30, 2001	$0.48	$0.26
June 30, 2001	0.74	0.37
March 31, 2001	0.71	0.23
December 31, 2000	1.50	0.25

Quarter Ended	Fiscal Year 2000

September 30, 2000	$2.50	$0.81
June 30, 2000	6.75	1.53
March 31, 2000	9.00	2.13
December 31, 1999	1.88	0.31

Quarter Ended	Fiscal Year 1999

September 30, 1999	$1.72	$0.63
June 30, 1999	2.38	1.06
March 31, 1999	2.69	1.44
December 31, 1998	1.56	1.31

     These quotations are in U.S. Dollars and reflect the inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     As of July 13, 2004, the Company had 103 holders of record of its shares of common stock, with an approximate total of 2,000 shareholders.

“PENNY STOCK” RULES

     The Company’s common stock is a “penny stock” which is subject to Rule 15g-9 under the Securities Exchange Act of 1934. It is considered penny stock because it is not listed on a national exchange or NASDAQ, its bid price is below $5.00 per share, has net tangible assets of less than $5,000,000, and average annual revenue has not exceeded $6,000,000 in the past three years.

     As a result, broker-dealers must comply with additional sales practices requirements. Broker-dealers must determine that the investment is suitable for the buyer and receive the buyer’s written agreement to the transaction before they can sell the Company’s common stock to buyers who are not the broker-dealer’s established customers or institutional accredited investors. In addition, broker-dealers must deliver to the buyer before the transaction a disclosure schedule which explains the penny stock market and its risks, discloses the commissions to be paid to the broker-dealer, discloses the stock’s bid and offer quotations, and discloses if the broker-dealer is the sole market maker in the stock.

DIVIDEND POLICY

     We have not paid any cash dividends and we do not anticipate that we will pay cash dividends on our common stock in the foreseeable future. Payment of cash dividends is within the discretion of our Board of Directors and will depend, among other factors, upon our earnings, financial condition and capital requirements. There are no restrictions on the payment of dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATIONS

Note Regarding Forward-Looking Statements

     The statements contained in this Management’s Discussion and Analysis that are not historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. In some cases, you can identify forward-looking statements by our use of words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative or other variations of these words, or other comparable words or phrases. Factors that could cause or contribute to such differences include, but are not limited to, the fact that we are a start-up company, we may need to raise additional funds to meet business plan projections, we are dependent on our program providers for satellite signals and programming, our ability to successfully expand our sales force and marketing programs, changes in our suppliers’ or competitors’ pricing policies, the risks that competition, technological change or evolving customer preferences could adversely affect the sale of our products, unexpected changes in regulatory requirements and other factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-KSB filed on or about December 24, 2003, as amended by Form 10-KSB/A filed on March 26, 2004.

     Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of forward-looking statements. We are under no duty to update any of our forward-looking statements after the date of this report. You should not place undue reliance on forward-looking statements.

Overview

     In this discussion, the words “MDU Communications,” “the Company,” “we,” “our,” and “us” refer to MDU Communications International, Inc. together with its subsidiaries, where appropriate.

      MDU Communications International, Inc. concentrates exclusively on delivering state-of-the-art digital satellite television and high-speed Internet solutions to the United States multi-dwelling unit (“MDU”) residential market, estimated to include 26 million residences. MDUs include apartment buildings, condominiums, gated communities, universities, nursing homes, hospitals, hotels, motels and other properties having multiple units located within a defined area. We seek to differentiate ourselves from other service providers through a unique strategy of balancing the information and communication needs of today’s MDU residents with the technology concerns of property managers and owners and providing the best overall service to both. To accomplish this objective, we have partnered with such groups as DIRECTV, Inc. and Cisco Systems, Inc. and have been working with large U.S. property owners and real estate investment trusts (REITs) such as AvalonBay Communities, Trammell Crow Residential, Roseland Property Company, KSI Services, The Related Companies, as well as many others, to understand and meet the technology needs of these groups.

     The Company earns its revenue through the sale of digital satellite television programming and high-speed Internet services to residents of MDUs. We negotiate long-term access agreements with the owners and managers of MDU properties, allowing us the right to provide digital satellite television and high-speed Internet services, and potentially other services, to their residents, resulting in monthly annuity-like revenue streams. We offer two types of digital satellite television service. First, we offer Direct Broadcast Satellite (“DBS”), which uses an in-suite set-top digital receiver for residents to receive state-of-the-art digital satellite and local channel programming. For DBS, we exclusively offer DIRECTV programming packages. From our DBS offerings we receive the following revenue; (i) a substantial upfront subscriber commission from DIRECTV for each new subscriber, (ii) a percentage of the fees charged by DIRECTV to the subscriber each month for programming, (iii) a per subscriber monthly digital access fee we bill subscribers for rental of the set-top box and connection to the property satellite network system, and (iv) occasional other marketing incentives from DIRECTV. Second, we offer Private Cable Service, where digital satellite television programming can be tailored to the needs of an individual property and received through normal cable-ready televisions. Our revenues from Private Cable result from the difference between the wholesale price charged to us by television program providers and the price we charge subscribers for the private cable programming package. We provide the DBS and Private Cable services on an individual subscriber basis, but in many properties we provide these services directly to the property owner in “bulk”, resulting in one invoice and thus minimizing churn, collection and bad debt exposure. On occasion, we derive revenue from installation services to building owners and managers for property wiring and the installation of equipment to allow for telecommunications services. Most of our services can be installed to receive high definition television (“HDTV”).

     We began offering high-speed (broadband) Internet access services in July of 2000. In July of 2001, we entered into a Master Lease Agreement to Purchase Equipment with Cisco Systems, Inc. (“Cisco”). Under this agreement, we receive preferred pricing and discounts for equipment purchased to support our high-speed Internet services. As part of this agreement, Cisco has extended $500,000 of lease financing to the Company to purchase Internet related equipment and to finance a portion of installation costs. At March 31, 2004, the Company has $235,000 available under the agreement with Cisco. From subscribers to our Internet service, we earn a monthly Internet access service fee. Again, in many properties we provide this service in bulk.

     Industry-wide, demand for digital satellite television is outpacing traditional cable. The Television Bureau of Advertising recently reported that franchised cable penetration rates are at a six-year low. Nielson Media Research has reported that wired cable has fallen from 69.2% of American homes to 68.9% in the past year (2002). During the same period, digital satellite television increased its penetration from 12.3% of American homes to 14.4%. For the period September 2002 to September 2003, CNNMoney reports that the cable industry lost another 1% of subscribers, while the satellite industry increased its subscriber base by 12%. The trend is expected to continue. The Carmel Group is forecasting a 0.6% annual decline in subscribers to wired cable, whereas satellite television is expected to grow at a rate of 8.2% per year, through 2008.

     The Company has raised sufficient capital to accelerate its growth. At March 31, 2004, the Company had cash and cash equivalents of $5,229,499. Its revenues for the six months ended March 31, 2004 were $1,811,819. For the six months ended March 31, 2004, the Company reported negative earnings before interest, taxes, depreciation, amortization and non cash stock option charges (“EBITDA”) of $319,355 due mainly to increased costs associated with the expansion into the Southeast and Chicago, due diligence costs related to potential acquisitions and legal and accounting fees related to additional regulatory filings with the Securities and Exchange Commission. The Company uses the common performance gauge of EBITDA (inclusive of non cash stock option charges) to evidence earnings exclusive of mainly non cash events, as is common in the technology, and particularly the cable and telecommunications, industries. We believe that EBITDA is important because investors who follow our industry frequently use it as a measure of financial performance and ability to pay debt service, if any. The most directly comparable GAAP reference is simply the removal of - in the Company’s case - interest, depreciation, amortization and non cash charges related to its stock options. EBITDA is not, and should not be considered, an alternative to income from operations, net income, net cash provided by operating activities, or any other measure for determining our operating performance or liquidity, as determined under generally accepted accounting principles. EBITDA also does not necessarily indicate whether our cash flow will be sufficient to fund working capital, capital expenditures or to react to changes in our industry or the economy generally. The following table reconciles the comparative EBITDA of the Company to our consolidated net loss as computed under accounting principles generally accepted in the United States of America:

			Six Months Ended
	Years Ended		March 31,

	2003	2002	2004	2003

EBITDA	$923,791	$(1,265,366)	$(319,355)	$462,637
Interest Expense	(998,659)	(865,743)	(1,284,649)	(646,397)
Depreciation and
Amortization	(1,264,792)	(856,927)	(648,887)	(519,340)
Effect of Variable
Accounting for
Option Plans	(714,130)	0	(2,448,198)	0
Amortization of
Unearned
Compensation	(63,917)	0	(252,514)	0

Net Loss	$(2,117,707)	$(2,988,036)	$(4,953,603)	$(703,100)

     At March 31, 2004, the Company had a total number of subscribers of 14,259. During the six month period ended March 31, 2004, the sales team had developed a significant backlog of new properties that are quickly moving from the proposal stage to the access agreement stage to the installation stage. The Company, as of March 31, 2004, reported a backlog of approximately 73,000 units in over 200 properties. The Company defines its backlog as (i) the number of units within properties that are currently being installed with systems (work in progress), (ii) units under executed access agreement in properties where work in progress has not yet begun, (iii) units in properties where we have an executed letter of intent, and (iv) units in properties where we are completing our economic and technical due diligence to determine on what terms we would proceed, but with a reasonable expectation to proceed. The Company’s work in process, at March 31, 2004, involved 5,524 units, of which the Company expects to obtain approximately 3,300 subscribers.

     By March 31, 2004, the Company had expanded into a second geographic market - the Southeast United States. To assist with establishing its presence in the Southeast, MDU signed a Strategic Agreement with PDI Communications Inc. PDI is one of the largest suppliers, nationally, of video equipment to both the satellite television dealer and multi-dwelling unit markets, and is well respected among property owners, managers and developers in Florida and throughout the Southeast. The Strategic Agreement has several components; first, PDI will assist MDU in obtaining introductions to multi-dwelling unit property owners in the market for video and high-speed services; second, PDI has committed to assist MDU in obtaining Right of Entry Agreements for a minimum of 7,000 and up to 14,000 new subscribers through approximately September 2005; third, PDI will become MDU’s preferred supplier of video equipment; and fourth, PDI will provide system design and installation, project management and other support services to MDU through approximately February 2005 while MDU establishes its branch office and hires key personnel.

     On May 27, 2004, the Company completed a $5.5 million private equity placement. CRT Capital Group LLC acted as placement agent for the financing. In the offering, which was sold to accredited investors only, the Company offered up to 1,314,532 units, consisting of two shares of common stock and one three-year warrant to purchase one share of common stock at an exercise price of $2.46. The Company closed on all 1,314,532 units at a per unit price of $4.20, for $5,521,034 in gross proceeds. After the payment of fees and expenses, including 131,452 warrants to the placement agent, the Company received net proceeds of approximately $5.0 million. Proceeds from the financing are to be used to fund acquisitions and subscriber growth in the Company’s new expansion markets, as well as for general corporate purposes.

     On June 1, 2004, the Company acquired the business assets of Chicago based Direct Satellite, Inc. (“DSI”) for $2.4M in cash and initiated expansion into the third largest MDU residential market - the greater Chicago metropolitan area. DSI was primarily a private cable operator serving approximately 4,400 video and 400 high-speed Internet subscribers in fifteen “Class A” multi-family properties signed to long term access agreements. A majority of these agreements are for the delivery of services on a bulk or exclusive basis. DSI also has a backlog of approximately 4,800 units in eight properties in the Chicago metropolitan market. DSI was founded in 1997 by Tom Looney, who along with a number of his key employees, will become employees of the Company. Moreover, as part of the acquisition, DSI will provide the Company with office and warehouse space in Chicago for a two-year period. Audited and unaudited historical financial statements and unaudited pro forma financial statements regarding the transaction will be filed with the Securities and Exchange Commission prior to August 14, 2004.

     In addition to organic growth in the Northeast and the newly opened Southeast and Chicago regions, the Company is considering several other significant asset acquisitions. The Company anticipates that the vast amount of the groundwork laid in the past two quarters will result in significant subscriber growth in the remainder of fiscal 2004.

     Our common stock trades under the symbol “MDTV” on the OTC Bulletin Board. Our principal executive offices are located at 60-D Commerce Way, Totowa, New Jersey 07512 and our telephone number is (973) 237-9499. Our website is located at www.mduc.com.

General

     The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the consolidated financial statements and related notes, which are included herein. This report contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those indicated in the forward-looking statements.

Acquisition of Minority Interest and Retroactive Consolidation of Joint Venture

     As explained in Note 8 to the Audited Financial Statements, as part of an acquisition on April 30, 2001, the Company acquired a 50% interest in a joint venture agreement with AvalonBay Cable I, Inc. (the “Joint Venture”), an affiliate of AvalonBay Communities, Inc., for the purpose of managing, owning and otherwise operating systems and equipment to provide digital satellite television services to certain of AvalonBay’s residential communities. The Company’s 50% investment in the Joint Venture had been accounted for pursuant to the equity method and, accordingly, the Company’s proportionate interest in the net earnings of the Joint Venture had been reflected separately in the Company’s consolidated statement of operations through the nine months ended June 30, 2003.

     During the fourth quarter of the year ended September 30, 2003, the percentage of the Company’s ownership interest in the Joint Venture increased from 50% to 100%. The acquisition of the controlling interest was accounted for retroactively as of the beginning of the year ended September 30, 2003 pursuant to the purchase method and, accordingly, the Joint Venture became a consolidated subsidiary of the Company effective October 1, 2002. The condensed consolidated financial statements for the six months ended March 31, 2003 have been retroactively restated for the effects of the allocation of the purchase price of approximately $320,000 to the fair value of the net assets acquired as of October 1, 2002 which increased/(decreased) the consolidated balance sheet as follows:

Cash and cash equivalents	$15,672
Accounts receivable, net	285,637
Property and equipment, net	751,762

Investment in joint venture	(311,466)

Total	$741,605

Accounts payable	$282,184
Other accrued liabilities	20,243
Deferred revenue	127,596
Minority interest	311,582

Total	$741,605

     The retroactive consolidation of the Joint Venture in the statement of operations for the six months ended March 31, 2003 increased revenues by $382,153 and operating expenses by $321,425; however, such consolidation had no effect on the Company's net loss.

Critical Accounting Policies and Estimates

     Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from these estimates under different assumptions or conditions. This section summarizes the critical accounting policies and the related judgments involved in their application.

      (a) Revenue recognition with respect to initial service or connection:

     On September 29, 2003, the Company entered into a new System Operator Agreement with DIRECTV, Inc. for the delivery of DIRECTV digital satellite programming. The new agreement contains several material contractual changes from the previous agreement that significantly affect how the Company accounts for this revenue. First, the upfront activation commission that the Company receives from DIRECTV for each new subscriber will now be paid to the Company on “gross” subscriber additions instead of “net” subscriber additions in a given month. However, the Company must obtain an annual commitment from a subscriber for DIRECTV programming in order to receive the commission. Second, due to this change, the commission can be proportionally “charged back” by DIRECTV only if a subscriber disconnects within the annual commitment. Therefore, because after twelve months no portion of the commission can be “charged back,” as of October 1, 2003, the Company began recognizing this revenue over one year instead of four years.

     (b) Allowance for doubtful accounts:

     We provide an allowance for doubtful accounts equal to the estimated collection losses based on our historical experience coupled with a review of the current status of existing receivables. Any significant variations in our historical experience or status of our existing accounts receivable could have a material impact on our statement of operations.

     (c) Fair value of equity instruments:

     We estimate the fair value of options issued to employees for pro-forma disclosure purposes using an option-pricing model (generally, the Black Scholes model) that meets the criteria set forth in Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and common stock using the market value of our stock. In accordance with SFAS 123, all other issuances of common stock, stock options, warrants or other equity instruments to employees and nonemployees as consideration for goods or services received by us are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more readily measurable. Such fair value is measured at an appropriate date pursuant to the guidance in the consensus reached for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date the performance by the other party is complete) and capitalized or expensed as if we had paid cash for the goods or services. For purposes of determining the fair value of options and warrants using the Black-Scholes option pricing model, we have used the following assumptions in the years ended September 30, 2003 and 2002: Expected Volatility 127%; Risk Free Interest Rate 4.75%; Expected Years of Option Life 1 to 5 years; and Expected Dividends 0%.

     Given an active trading market for our common stock, we estimate the volatility of our stock based on week ending closing prices over a historical period of not less than one year. As a result, depending on how the market perceives any news regarding us or our earnings, as well as market conditions in general, it could have a material impact on the volatility we use in computing the value we place on these equity instruments.

     (d) Valuation of deferred tax assets:

     We regularly evaluate our ability to recover the reported amount of our deferred income taxes and other deferred tax assets considering several factors, including our estimate of the likelihood that we will generate sufficient taxable income in future years in which temporary differences reverse. Due to the uncertainties related to, among other things, the extent and timing of future taxable income, we offset our net deferred tax assets by an equivalent valuation allowance as of September 30, 2003 and March 31, 2004.

     (e) Valuation of long-lived assets:

     We assess the recoverability of long-lived tangible and intangible assets whenever we determine that events or changes in circumstances indicate that their carrying amount may not be recoverable. Our assessment is primarily based upon our estimate of future cash flows associated with these assets. Although there has been a sustained weakness in our operating results through March 31, 2004, we continue to project income in the future. Accordingly, we have determined that there has not been an impairment of any of our long-lived assets. However, should our operating results deteriorate, we may determine that some portions of our long-lived tangible or intangible assets are impaired. Such determination could result in non-cash charges to income that could materially affect our consolidated financial position or results of operations for that period.

RESULTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002

     Net Loss. We reported a net loss of $2,117,707 for the year ended September 30, 2003 compared to a net loss of $2,988,036 for the year ended September 30, 2002. The reduction in actual net loss from 2002 to 2003 is due mainly to the gain on sale of customers of $869,259 and an increase in revenues from a larger subscriber base over a full year period.

Revenues. Revenue for the year ended September 30, 2003 of $4,124,394 increased 37% from September 30, 2002 revenue of $3,015,709. Revenue for the year ended September 30, 2003 was comprised of 32% private cable revenue, 54% net programming revenue, 10% Internet access fees and 4% from wiring, equipment and other sales. Increased revenue for the current period is due to an increase in the average number of subscribers during 2003 that provided higher revenue and the combining of Avalon Digital Joint Venture revenue ($545,579) with our revenues, due to the purchase (see Note 8 to the Audited Financial Statements). We also recorded interest income of $4,746 and $4,344 for the year ended September 30, 2003 and 2002. We anticipate that revenues will increase in 2004 proportionally with achieved and anticipated growth.

     Direct Costs. Direct costs are primarily comprised of private cable programming, monthly recurring Internet T-1 line connections, system maintenance costs and equipment costs and are 26% of revenue for the year ended September 30, 2003 compared to 38% for the same period in the prior year. Direct costs decreased slightly to $1,060,198 as of September 30, 2003 from $1,145,761 in the year ended September 30, 2002. This slight decrease was due to a reduction in deployment of properties and overall cost reductions during the year. We anticipate direct costs will increase proportionally with planned growth during 2004.

     Sales Expenses. Sales expenses consist mainly of salaries, commissions, marketing materials, trade shows, advertising and promotion. Sales expenses decreased to $353,980 as of September 30, 2003 from $446,732 in the year ended September 30, 2002. This decrease in sales expenses was mainly due to a decrease in sales functions during the year and overall cost reductions during the year. We anticipate sales expenses will increase proportionally with planned growth during 2004.

     Customer Service Expenses. Customer service expenses consist mainly of call center and customer technical services. Customer service expenses were $1,075,255 for the year ended September 30, 2003 compared to $571,236 for the year ended September 30, 2002. This increase is primarily the result of (i) serving a significantly larger subscriber base throughout the course of the full year as opposed to the year ending September 30, 2002, and (ii) increasing our levels of customer service and satisfaction, and (iii) upgrades and maintenance to our Dataman Subscriber Management System (SMS), which is our internally developed software system used to manage, deploy, track and bill our customers. We anticipate customer service expenses will increase proportionally with achieved growth during 2004.

     General and Administrative Expenses. General and administrative expenses increased slightly to $2,278,818 in 2003 from $2,133,700 in the year ending September 30, 2002. Stock option compensation including the effects of variable accounting for options and other non-cash charges (excluding amortization) of $778,047 and $103,108 are respectively included in general and administrative expenses in the years ended September 30, 2003 and 2002. The balance of general and administrative expenses for the years ended September 30, 2003 and 2002 is mainly comprised of the following:

	Year ended	% of	Year ended	% of
	September 30, 2003	G&A	September 30, 2002	G&A

Wages	$445,244	20%	$742,825	34%
Professional fees	76,423	3%	118,912	5%
Office	16,753	1%	22,886	1%
Travel	20,716	1%	60,704	3%

     Other Non-Cash Charges. Interest expense in the year ended September 30, 2003 was $998,659 compared to interest expense at September 30, 2002 of $865,743. Of these amounts, $914,779 and $730,667 were respectively non-cash interest expense items related to amortization of the fair value of warrants and the beneficial conversion feature related to the issuance of convertible notes issued during the year ended September 30, 2003 and 2002, respectively.

     Settlement of Liabilities. During the year ended September 30, 2003, we settled certain outstanding trade payables for a gain of $175,011, with no settlement of trade payables occurring in the year ended September 30, 2002. During the year ended September 30, 2003, we incurred noncash charges in the amount of $174,472 relating to the conversions of promissory notes into common stock, with no similar charges being incurred during the year ended September 30, 2002.

SIX MONTHS ENDED MARCH 31, 2004 COMPARED TO SIX MONTHS ENDED MARCH 31, 2003 (RESTATED)

     Revenue. Our revenue for the six months ended March 31, 2004 decreased 16% to $1,811,819 compared to revenues of $2,151,591 for the six months ended March 31, 2003. The revenue decrease is partially attributable to (i) the decrease in number of subscribers over the six months as a whole from the prior period due to the sale of Joint Venture subscribers and (ii) a loss of certain non-recurring construction and wiring revenue. We expect an increase in revenues as our subscriber growth continues.

     Direct Costs. Direct costs are comprised of private cable programming costs, monthly recurring Internet T-1 line connections and costs relating directly to installation services. Direct costs decreased to $523,679 for the period ended March 31, 2004, as compared to $546,547 for the period ended March 31, 2003, primarily as a result of the decrease in number of subscribers over the six months as a whole from the prior period due to the sale of Joint Venture subscribers. We expect an increase in direct costs as our subscriber growth continues.

     Sales Expenses. Sales expenses were $231,342 for the six months ended March 31, 2004, compared to $178,121 in the six months ended March 31, 2003. The increase in sales expenses primarily results from new marketing initiatives to increase our subscriber base. We expect an increase in sales expenses as our subscriber growth continues.

     Customer Service Expenses. Customer service expenses were $537,914 for the six months ended March 31, 2004, as compared to $502,158 in the six months ended March 31, 2003. This increase is primarily the result of positioning the Company to expand its services to a larger subscriber base in the future. We expect an increase in customer service expenses as our subscriber growth continues.

     General and Administrative Expenses. General and administrative expenses increased to $3,531,852 for the six months ended March 31, 2004, from $717,161 in the six months ended March 31, 2003. This increase is primarily the result of an increase in noncash charges of $2,674,148 to $2,783,903 for the six months ended March 31, 2004 from $109,755 for the six months ended March 31, 2003. The increase was attributable to noncash charges in the six months ended March 31, 2004 of $2,448,198 for the effects of variable accounting for stock options and $252,514 for the amortization of deferred compensation attributable to the fair value of options and warrants issued for services. There were no comparable charges in the six months ended March 31, 2003. Excluding these noncash charges, general and administrative expenses were $747,949, an increase of 4% over the prior period, primarily made up of increased professional fees.

     Other Non-Cash Charges. Depreciation and amortization expenses increased from $519,340 during the six months ended March 31, 2003, to $648,887 during the six months ended March 31, 2004. The increase in depreciation and amortization is associated with the additional equipment being deployed and other intangible assets being acquired over the prior period. Interest expense for the six months ended March 31, 2004 was $1,284,649, as compared to $646,397 for the six months ended March 31, 2003. The interest expense for the six months ended March 31, 2004 includes noncash interest expense of $1,270,800 associated with the amortization of deferred finance costs and debt discount from warrants issued and charges to interest expenses from the cashless exercise of warrants by investors, whereas similar noncash charges for the six months ended March 31, 2003 were $486,235.

     Settlement of Accounts Payable . During the six months ended March 31, 2004, we settled certain outstanding trade payables and recognized a gain of $9,497.

     Net Loss. Primarily as a result of the above, and specifically noncash charges of $4,703,591, we reported a net loss of $4,953,603 for the six months ended March 31, 2004, compared to a net loss of $703,100 for the six months ended March 31, 2003.

OUTLOOK

     Although the Company has incurred operating losses since inception, with consolidated operations in the most profitable U.S. markets, the increasing revenues, a significant reduction in monthly expenses, and achievement of positive EBITDA for all of fiscal 2003, the Company expects to achieve profitability in the fiscal year ending September 30, 2005. Although management believes that the Company can reach profitability with existing financial resources, to aggressively reach or exceed business plan forecasts, the Company may be dependent upon its ability to obtain additional financing.

LIQUIDITY AND CAPITAL RESOURCES

FOR THE YEAR ENDED SEPTEMBER 30, 2003

     Our consolidated financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. During the years ended September 30, 2003 and 2002, we recorded a net loss of $2,117,707 and $2,988,036, respectively. Although we had negative cash flows from operating activities of $282,417 during the year ended September 30, 2002, we had positive cash flows from operating activities of $663,123 during the year ended September 30, 2003. At September 30, 2003, we had an accumulated deficit of $17,323,726.

     As the result of the continued execution of our business strategy, we expect that cash from operating activities and available credit will be sufficient to fund our operating needs, contractual obligations, and capital expenditures for fiscal 2004. However, if (i) a disproportionate number of subscribers churn relative to the number of quality subscribers we enroll; (ii) we are not able to enroll a sufficient number of quality subscribers, or (iii) we do not realize desirable aggregate margins from our subscriber base, our results of operations may not be able to provide sufficient cash flows from operating activities to sustain our business strategy.

The following table displays payments for our contractual obligations outstanding at September 30, 2003:

	Total	Less than one year

Debt Obligations	$86,653	$86,653
Capital Lease Obligations	94,721	94,721
Operating Lease Obligations	81,470	81,470

Total	$262,844	$262,844

     Cash Position. At September 30, 2003, we had cash and cash equivalents of $507,775 compared to $99,277 at September 30, 2002. The increase in our cash position is due mainly to proceeds from financing activities.

     Operating Activities. Despite our net loss during the year ended September 30, 2003 of $2,117,707, our operating activities provided us with cash flows of $663,123 as compared with a net loss of $2,988,036 and a use of cash of $282,417 during the year ended September 30, 2002. The principal reasons for the improved cash flows from operating activities were, (i) an increased level of sustained revenues and improved collections, (ii) our efforts to better contain costs at levels more appropriate for our operations, and (iii) during the year ended September 30, 2003, we incurred net non cash charges of approximately $2,230,000 as compared to approximately $1,757,000 during the year ended September 30, 2002.

     Investing and Financing Activities. During the twelve months ended September 30, 2003, we purchased $1,465,853 of equipment. In July 2001, Cisco Systems Capital Corp. extended lease financing to us in order to purchase Internet related equipment with monthly repayment terms over three years from the date that the goods were accepted. The total credit available under the agreement is $500,000, 30% of which can be installation costs capitalized under the lease. As of September 30, 2003, we had available $272,000 under the agreement.

     During the year ended September 30, 2003, we used $793,045 for the repayment of certain notes payable. In addition, we (i) issued 3,447,506 shares of common stock in connection with conversion of notes payable and accrued interest thereon in the amount of $1,168,992, (ii) issued 944,559 shares of common stock for accrued salaries of $198,841, (iii) issued 140,000 shares of common stock with a fair value of $26,600 as partial settlement of a trade accounts payable, and (iv) converted five trade accounts payable in the total amount of $186,594 into five short term note payables.

     On February 28, 2003 we entered into two short-term 90 day notes with two investors for $125,000 each at an interest rate of 16%. Upon maturity, these notes were extended for an additional 90 days with principal and interest being paid in full on August 27, 2003.

     On June 10, 2003 we began offering a private placement of equity securities pursuant to a confidential offering memorandum of 11 units comprised of 300,000 common shares and 300,000 warrants to purchase common shares for gross aggregate proceeds of $825,000. On June 30, 2003, the private placement was closed resulting in net cash proceeds to the Company of $663,937.

     Settlement of Accounts Payable. During the year ended September 30, 2003, we settled certain outstanding trade payables for a gain of $175,011.

     Gain on Sale of Customers. On December 6, 2002, we entered into an agreement to sell certain equipment and customer lists associated with a particular multi-dwelling unit property. The sales price was fixed at $1,150 cash per active subscriber, plus a specified amount for certain equipment for a total sales price of $185,150. On January 16, 2003, we entered into an agreement to sell certain equipment and customer lists associated with a particular multi-dwelling unit property. The sales price was fixed at $67,000 cash. On July 30, 2003, we entered into an agreement to sell certain equipment and customer lists associated with five multi-dwelling unit properties. The sales price was fixed at $1,200 cash per active subscriber, plus certain equipment for a total of $1,557,600, as adjusted. As a result of the aforementioned sales, we recognized total gains from sales of customers of $869,259 for the year ended September 30, 2003.

     Capital Commitments and Contingencies. We have access agreements with the owners of multiple dwelling unit properties to supply our satellite television viewing systems and services to the residents of those properties. However, we have no obligation to build out those properties and no penalties will accrue if we elect not to do so.

SIX MONTHS ENDED MARCH 31, 2004

     Due to the Company’s increased cash position as of March 31, 2004, primarily from the equity private placement closed in November 2003 and the exercise of warrants and options as described under financing activities, the Company believes that it has adequate financial resources and therefore believes it no longer has any going concern uncertainty.

     Cash Position. At March 31, 2004, we had cash and cash equivalents of $5,229,499, compared to $78,994 at March 31, 2003. The increase in our cash position was primarily due to the net proceeds of the November 2003 equity private placement and the exercise of warrants and options.

     Operating Activities. Our operations used net cash of $557,320 during the six months ended March 31, 2004, including a $493,876 decrease in our accounts payable and accrued liabilities during the period and a $173,914 net increase in our accounts receivable during the period. Our net loss of $4,953,603 for the same period was offset by net noncash charges associated primarily with depreciation and amortization, charges to interest expense for amortization of deferred finance costs and debt discount and other non-cash charges associated with stock options and warrants of $4,054,703.

     Investing Activities. During the six months ended March 31, 2004, we purchased $731,104 of equipment relating to subscriber additions during the period and for future periods and paid $20,465 for the acquisition of new subscribers.

     Financing Activities. During the six months ended March 31, 2004, we used $69,651 for the repayment of certain notes payable. In addition, we, (i) issued 78,314 shares of common stock in connection with conversion of notes payable and accrued interest thereon in the amount of $25,844, (ii) issued 100,017 shares of common stock for accrued salaries of $72,396, (iii) issued 40,135 shares of common stock with a fair value of $28,094 as settlement of a trade accounts payable, (iv) converted one trade account payable in the total amount of $19,367 into a short term note payable, (v) issued 6,790,838 common shares upon the exercise of warrants to purchase common shares, which resulted in net proceeds to the Company of $2,345,618, and (vi) issued 926,403 common shares upon the exercise of options to purchase common shares, which resulted in net proceeds to the Company of $551,759. On November 14, 2003, the Company began offering up to 22 units in a private placement pursuant to a Confidential Offering Memorandum, with each unit consisting of 100,000 common shares and 50,000 warrants to purchase common shares. The price of the common shares and the exercise price of the warrants to purchase common shares were set as of the offering date at $1.50 and $1.75 per share, respectively. On November 24, 2003, the Company closed on all 22 units for $3,300,000 in net proceeds.

     Working Capital As at March 31, 2004, we had working capital of $5,186,044, compared to a working capital deficiency of $51,399 as at September 30, 2003.

     Capital Commitments and Contingencies. We have access agreements with the owners of multiple dwelling unit properties to supply our digital satellite programming and Internet systems and services to the residents of those properties; however, we have no obligation to build out those properties and no penalties will accrue if we elect not to do so.

Recent Events

     From April 1, 2004 through July 22, 2004, options to purchase 164,666 common shares were exercised pursuant to the 2001 Stock Option Plan for net proceeds to the Company of $54,340; warrants to purchase 183,600 common shares were exercised for net proceeds to the Company of $60,588; and warrants to purchase 733,883 common shares were exercised pursuant to cashless provisions, 635,592 shares were issued and 98,291 warrants were cancelled in exchange for the exercise price.

     On April 6, 2004 and May 7, 2004, respectively, the Company issued 250,000 shares to each of PDI Communications Inc. and B.A.A.M., LLC pursuant to an agreement executed on February 12, 2004 for future assistance over the next three years in establishing the Company’s presence in the Southeast multi-dwelling unit market. The fair market value of these shares was $550,000 for each entity.

     On May 27, 2004, the Company completed a $5.5 million private equity placement. CRT Capital Group LLC acted as placement agent for the financing. In the offering, which was sold to accredited investors only, the Company offered up to 1,314,532 units, consisting of two shares of common stock and one three-year warrant to purchase one share of common stock at an exercise price of $2.46. The Company closed on all 1,314,532 units at a per unit price of $4.20, for $5,521,034 in gross proceeds. After the payment of fees and expenses, including 131,452 warrants to the placement agent, the Company received net proceeds of approximately $5.0 million. Proceeds from the financing are to be used to fund acquisitions and subscriber growth in the Company’s new expansion markets, as well as for general corporate purposes.

     On June 1, 2004, the Company acquired the business assets of Chicago based Direct Satellite, Inc. (“DSI”) for $2.4M in cash and initiated expansion into the third largest MDU residential market - the greater Chicago metropolitan area. DSI was primarily a private cable operator serving approximately 4,400 video and 400 high-speed Internet subscribers in fifteen “Class A” multi-family properties signed to long term access agreements. A majority of these agreements are for the delivery of services on a bulk or exclusive basis. DSI also has a backlog of approximately 4,800 units in eight properties in the Chicago metropolitan market. DSI was founded in 1997 by Tom Looney, who along with a number of his key employees, will become employees of the Company. Moreover, as part of the acquisition, DSI will provide the Company with office and warehouse space in Chicago for a two-year period. Audited and unaudited financial statements and pro formas regarding the transaction will be filed with the Securities and Exchange Commission prior to August 14, 2004.

     On June 2, 2004, the Company issued 178,690 shares of common stock to Cablecom/Spacelink in return for future consulting services for a two year period in the Chicago market. The fair market value of these shares was $393,118.

     On July 13, 2004, the Company issued 100,000 shares of common stock as a conversion of an aged account payable and settlement of litigation therefrom.

      We believe that we have sufficient cash resources to cover current levels of operating expenses and working capital needs. However, this is a capital-intensive business and continued growth is dependent partially on raising additional financing. To this extent, we are reviewing debt and equity financing initiatives. There is no assurance that we will be successful in any of these initiatives.

BUSINESS

Overview

     MDU Communications International, Inc. concentrates exclusively on delivering state-of-the-art digital satellite television and high-speed Internet solutions to the United States multi-dwelling unit (“MDU”) residential market—estimated to include 26 million residences. MDUs include apartment buildings, condominiums, gated communities, universities, nursing homes, hospitals, hotels, motels and other properties having multiple units located within a defined area. We seek to differentiate ourselves from other service providers through a unique strategy of balancing the information and communication needs of today’s MDU residents with the technology concerns of MDU property managers and owners and providing the best overall service to both. To accomplish this objective, we have partnered with such groups as DIRECTV, Inc. and Cisco Systems, Inc. and have been working with large property owners and real estate investment trusts (REITs) such as AvalonBay Communities, Trammell Crow Residential, Roseland Property Company, KSI Services, as well as many others, to understand and meet the technology needs of these groups.

     Our Canadian operating company, MDU Communications Inc. (“MDU Canada”), was incorporated in March 1998. In November 1998, MDU Canada’s shareholders sold all of their MDU Canada stock to Alpha Beta Holdings, Ltd., an inactive U.S. public reporting company, in exchange for Alpha Beta stock, and renamed it “MDU Communications International, Inc.” Alpha Beta had been incorporated in Colorado in July 1995, but never conducted any significant business activities and was essentially inactive in November 1998. In April 1999, we reincorporated MDU Communications International, Inc. in Delaware and MDU Canada became a wholly owned subsidiary that at its peak, had over 15,000 subscribers and seven offices across Canada. In March 2000, we formed MDU Communications (USA) Inc., a Washington corporation (“MDU USA”) to conduct business in the U.S. In early 2001, the Company made a fundamental re-assessment of its business plan and determined that the most profitable markets lay in densely populated areas of the United States. The Company changed its corporate focus and business strategy from serving the entire North American MDU market, to several key U.S. markets, beginning with the Northeast United States. To further this change, in 2001, we completed an agreement with Star Choice Television Network, Inc., one of our Canadian strategic partners, for the sale of certain Canadian satellite television assets for a total adjusted selling price of approximately $7.0 million. As a result, by May 30, 2001, the Company relocated its operations and certain key employees to our New York Metro Area office in Totowa, New Jersey. We now operate essentially as a holding company with MDU Canada and MDU USA as our wholly owned operating subsidiaries.

     The Company earns its revenue through the sale of digital satellite television programming and high-speed Internet services to residents of MDUs. We negotiate long-term access agreements with the owners and managers of MDU properties allowing us the right to provide digital satellite television and high-speed Internet services, and potentially other services, to their residents.

     Our common stock trades under the symbol “MDTV” on the OTC Bulletin Board. Our principal executive offices are located at 60-D Commerce Way, Totowa, New Jersey 07512 and our telephone number is (973) 237-9499. Our website is located at www.mduc.com.

Our Strengths

     In addition to the high quality of our digital satellite television programming, our high-speed (broadband) Internet solution and the choices that our products offer to MDU residents, we believe that our access agreements and our strategic alliances represent significant competitive and business strengths.

Access Agreements

     Our access agreements with the owners of MDU properties generally grant us exclusive rights to provide digital satellite television services, and in some cases video services altogether, for terms of seven to ten years, and in many cases a right of first refusal for other new telecommunications services. Most access agreements provide for marketing services by the owner or manager on our behalf, and in many cases, these marketing arrangements are exclusive. These access agreements are in the name of the Company and provide us with revenue streams either directly from property owners in bulk properties or from individual subscribers in choice or exclusive properties.

Strategic Alliance With DIRECTV

     In May of 2000, we entered into a long-term proprietary System Operator Agreement with DIRECTV. Under this agreement we are able to establish and maintain MDU distribution systems in non-rural states of the United States (as identified in the agreement) and act as a commissioned sales agent for the marketing of DIRECTV programming to residents of MDU properties. We only incur costs associated with the implementation of our services and do not pay any of DIRECTV’s programming or broadcasting costs. On September 29, 2003, the Company entered into a new System Operator Agreement with DIRECTV, which replaced the System Operator Agreement previously executed by the Company, which was due to initially expire on May 19, 2005. The Company considers the following contractual changes as material:

  The upfront activation commission (the “commission”) that the Company receives from DIRECTV for each new subscriber will now be paid to the Company on “gross” subscriber additions instead of “net” subscriber additions in a given month and in an accelerated fashion.
  The Company must obtain an annual (twelve month) commitment from a subscriber for DIRECTV programming in order to receive the commission.
  The commission can be proportionally “charged back” by DIRECTV only if a subscriber disconnects within the annual commitment period (i.e., if a subscriber disconnects after six months, the Company forfeits 50% of the commission). After twelve months, no portion of the commission can be “charged back.”
  The monthly residual payment paid to the Company by DIRECTV, which is based upon the monthly programming revenue to DIRECTV from a subscriber, has been confidentially increased.
  The new agreement has an initial term of three years with two, two-year automatic renewal periods upon the Company’s achievement of certain subscriber growth goals, for a total term of seven years.
  The agreement has an automatic extension of the entire agreement to coincide with the expiration date of the Company’s latest property access agreement.

     Under the DIRECTV agreement, we may not solicit sales or provide equipment for any other direct-to-home digital satellite television service in the United States. Consequently, we are totally dependent on DIRECTV for our digital set-top programming in the United States. We are not, however, prohibited from contracting with other program providers in connection with our private cable services. During the fiscal year ended September 30, 2003, revenues from DIRECTV were 18% of our total revenues. DIRECTV is not required to use us on an exclusive basis and could either contract with others to install distribution systems and market programming in MDUs or undertake such activities directly through retail stores, as it does for single-family television households.

     DIRECTV offers in excess of 800 entertainment channels of digital quality video and compact disc quality audio programming. DIRECTV currently transmits via five high power Ku band satellites and has two spare satellites in orbit. We believe that DIRECTV’s extensive line up of pay per view movies and events and sports packages, including the exclusive “NFL Sunday Ticket,” have enabled DIRECTV to capture a majority market share of existing DBS subscribers and will continue to drive strong subscriber growth for DIRECTV programming in the future. Through our strategic relationship with DIRECTV, we expect to capitalize on the significant name recognition that DIRECTV creates and maintains as well as their immense advertising budget and advertised programming specials. Additionally, we benefit from the large-scale national marketing campaigns that are continuously run by DIRECTV.

Strategic Alliance With Cisco

     In June of 2001, we entered into a non-exclusive Master Purchase Sales Agreement with Cisco to become part of their preferred network in order to provide broadband Internet products, systems and value added services, through our new high-speed Internet service to our MDUs. Cisco selected us to participate in a direct purchasing program as a result of our mutual interest in developing closer working relationships with application service providers involved in developing emerging market opportunities. As a result, we signed a preferential agreement with Cisco Systems Capital for the purchase of high-speed Internet related equipment and installation, which includes a half million-dollar lease financing line of credit. Our strategic alliance with Cisco also provides significant name recognition of high quality products and we benefit from the large-scale national marketing campaigns that are continuously run by Cisco.

Market

     The United States MDU market represents a large niche market of potential telecommunications customers. There are over 26 million MDU television households out of a total of 100 million U.S. television households with the most densely populated MDU areas in the Northeast. Our short-term goal is to become a significant provider of bundled MDU products and services to the over 8 million MDUs in the Northeastern United States marketplace. We have recently expanded operations into Illinois (greater Chicago area) and Florida. We also maintain operation in Texas.

     Historically, the MDU market has been served by local franchised cable television operators. Generally, these providers used analog technology and MDU residents could not access digital or competitive services.

     Although many cable companies have begun the process of upgrading to a digital signal, this transition will require significant capital outlays and time to complete. Additionally, the relationship between the property owners and managers that control access to these properties and the cable operator have been significantly strained over the past 15 years due to the monopolistic sentiment of the cable operator.

     We believe that today’s MDU market offers us a very good business opportunity because:

  Advances in communication and information technology have created demand for new state-of-the-art services such as digital satellite television and high definition television (HDTV).
  Regulatory changes in the United States authorizing the provision of digital satellite television services and local channels has given television viewers the opportunity to choose the provider of their television programming based on quality of signal, cost and variety of programming.
  Our marketing program focuses on the choice and benefits of using satellite television programming over cable programming, including cost savings.
  A number of MDUs are underserved by cable television providers or digital satellite television private cable providers. In addition, the market has only been enhanced by the recent pullback by many competitors, leaving the residential MDU community with very little choice among alternative service providers.
  To date, DIRECTV and other digital satellite television program providers have focused primarily on the single-family residence market because of the lower cost of deployment and fewer technical difficulties than those incurred in MDU properties and are now gearing to capitalize on the MDU market.

Competition

     The home entertainment and video programming industry is competitive, and we expect competition to intensify in the future. We face our most significant competition from the franchised cable operators. In addition, our competition includes other satellite providers, wireless cable and off-air broadcasters:

     Hardwired Franchised Cable Systems. Cable companies currently dominate the market in terms of subscriber penetration, the number of programming services available, audience ratings and expenditures on programming. In the U.S., the traditional cable companies serve an estimated 68% of U.S. television households. Although many cable operators currently use analog technologies, which produce inferior quality video and sound compared to digital technologies, many cable operators have begun the process of upgrading to a digital signal; however, this transition requires significant capital outlays and time to deploy. In the meantime, we believe that direct broadcast satellite (“DBS”) providers like us have a window of opportunity in which to acquire and consolidate a significant subscriber base by providing a higher quality signal over a vast selection of video and audio channels at a comparable or reduced price to most cable operators’ current service.

     Off-Air Broadcasters. A majority of U.S. households that are not serviced by cable operators are serviced only by broadcast networks and local television stations (“off-air broadcasters”). Off-air broadcasters send signals through the air, which are received by traditional television antennas at the customer’s property. Signals are accessible to anyone with an antenna and programming is funded by advertisers. Audio and video quality is limited and service can be adversely affected by weather or by buildings blocking a signal.

     Wireless Cable Systems (Multi-Channel Multi-Point Distribution Services (“MMDS”)). MMDS systems are a hybrid of cable transmission and off-air broadcasting. MMDS was developed as an alternative where hardwired cable systems are unavailable or not possible. MMDS programming is transmitted by local cable operators in a scrambled form through the air via microwave frequencies to a small microwave dish at the subscriber’s property, which converts the signal to a frequency band used by standard cable services. However, this system generally requires a direct “line-of-sight” from the transmission facility to the subscriber’s receiving dish, which limits its range and capability of being received. There are very few MMDS providers operating in the U.S. and they serve regional markets only.

     Other Operators. Additionally, we compete with other operators who build and operate communications systems such as satellite master antenna television systems, commonly known as SMATV, which generally serve condominiums, apartment and office complexes and residential developments. We also compete with other national DBS operators such as Echostar.

Governmental Regulation

     Federal Regulation. In February 1996, Congress passed the Telecommunications Act, which substantially amended the Federal Communications Act of 1934, as amended (“Communications Act”). This legislation has altered and will continue to alter federal, state, and local laws and regulations affecting the communications industry, including certain of the services we provide. On November 29, 1999, Congress enacted the Satellite Home Viewer Improvement Act of 1999 (“SHVIA”), which amended the Satellite Home Viewer Act. SHVIA permits DBS operators to transmit local television signals into local markets. In other important statutory amendments of significance to satellite carriers and television broadcasters, the law generally seeks to place satellite operators on an equal footing with cable television operators in regards to the availability of television broadcast programming.

     SHVIA amends the Copyright Act and the Communications Act in order to clarify the terms and conditions under which a DBS operator may retransmit local and distant broadcast television stations to subscribers. The law was intended to promote the ability of satellite services to compete with cable television systems and to resolve disputes that had arisen between broadcasters and satellite carriers regarding the delivery of broadcast television station programming to satellite service subscribers. As a result of SHVIA, television stations are generally entitled to seek carriage on any DBS operator’s system providing local service in their respective markets. SHVIA creates a statutory copyright license applicable to the retransmission of broadcast television stations to DBS subscribers located in their markets. Although there is no royalty payment obligation associated with this license, eligibility for the license is conditioned on the satellite carrier’s compliance with the applicable Communications Act provisions and FCC rules governing the retransmission of such “local” broadcast television stations to satellite service subscribers. Noncompliance with the Communications Act and/or FCC requirements could subject a satellite carrier to liability for copyright infringement. We are subject to certain provisions of SHVIA.

     We are not directly subject to rate regulation or certification requirements by the Federal Communications Commission (FCC), the Telecommunications Act of 1996 or state public utility commissions because our equipment installation and sales agent activities do not constitute the provision of common carrier or cable television services. As a resale agent for DIRECTV, we are not subject to regulation as a direct broadcast satellite (DBS) provider, but rely upon DIRECTV to procure all necessary re-transmission consents and other programming rights under the Communications Act of 1934 and the Copyright Act. To the extent that we may also elect to provide our MDU customers with transmission of signals not currently available via satellite, our offering of these services may be subject to compulsory copyright filings with the U.S. Copyright Office, although we do not expect the licensing fees to have a material adverse effect on our business. Our systems do not use or traverse public rights-of-way and thus are exempt from the comprehensive regulation of cable systems under the Communications Act of 1934. Because we are subject to minimal federal regulation, have fewer programming restrictions, greater pricing freedom and are not required to serve any customer whom we do not choose to serve, we have significantly more competitive flexibility than do the franchised cable systems. We believe that these regulatory advantages help to make our satellite television systems competitive with larger franchised cable systems.

     State and Local Cable System Regulation. We do not anticipate that our deployment of satellite television services will be subject to state or local franchise laws primarily due to the fact that our facilities do not use or traverse public rights-of-way. Although we may be required to comply with state and local property tax, environmental laws and local zoning laws, we do not anticipate that compliance with these laws will have any material adverse impact on our business.

     State Mandatory Access Laws. A number of states have enacted mandatory access laws that generally require, in exchange for just compensation, the owners of rental apartments (and, in some instances, the owners of condominiums) to allow the local franchise cable television operator to have access to the property to install its equipment and provide cable service to residents of the MDU. Such state mandatory access laws effectively eliminate the ability of the property owner to enter into an exclusive right of entry with a provider of cable or other broadcast services. In addition, some states have anti-compensation statutes forbidding an owner of an MDU from accepting compensation from whomever the owner permits to provide cable or other broadcast services to the property. These statutes have been and are being challenged on constitutional grounds in various states. These state access laws may provide both benefits and detriments to our business plan should we expand significantly in any of these states.

     Preferential Access Rights. We generally negotiate exclusive rights to provide satellite services singularly, or in competition with competing cable providers, and also negotiate where possible “rights-of-first-refusal” to match price and terms of third-party offers to provide other communication services in buildings where we have negotiated broadcast access rights. We believe that these preferential rights of entry are generally enforceable under applicable law; however, current trends at state and federal level suggest that the future enforceability of these provisions may be uncertain. The FCC has recently issued an order prohibiting telecommunications service providers from negotiating exclusive contracts with owners of commercial MDU properties, though it deferred determination in a pending rulemaking whether to render existing exclusive access agreements unenforceable, or to extend this prohibition to residential MDUs due to an inadequate administrative record. Although it is open to question whether the FCC has statutory and constitutional authority to compel mandatory access, there can be no assurance that it will not attempt to do so. Any such action may undermine the exclusivity provisions of our rights of entry on the one hand, but would also open up many other properties to which we could provide a competing service. There can be no assurance that future state or federal laws or regulations will not restrict our ability to offer access payments, limit MDU owners’ ability to receive access payments or prohibit MDU owners from entering into exclusive agreements, any of which could have a material adverse effect on our business.

     Regulation of our High-Speed Internet Business. Information service providers (ISPs), including Internet access providers, are largely unregulated by the FCC or state public utility commissions at this time (apart from federal, state and local laws and regulations applicable to business in general). However, there can be no assurance that this business will not become subject to regulatory restraints. Also, although the FCC has rejected proposals to impose additional costs and regulations on ISPs to the extent they use local exchange telephone network facilities, such change may affect demand for Internet related services. No assurance can be given that changes in current or future regulations adopted by the FCC or state regulators or other legislative or judicial initiatives relating to Internet services would not have a material adverse effect on our business.

Employees

     The Company had 48 employees, all full-time, as of July 13, 2004. None of the Company’s employees are represented by a labor union. The Company has experienced no work stoppages and believes that its employee relations are good.

Facilities

     Our headquarters are in Totowa, New Jersey, where we centralize our corporate administrative functions. The office houses our senior management, accounting and billing functions, call center and subscription management system. In January 2004, the Company negotiated a new premises lease for its current office space at 60-D Commerce Way, Totowa, New Jersey, to commence on August 1, 2004 through July 31, 2009 for $8,146 per month for the first three years and $8,728 per month for the final two years. Included in the lease is a first option on contiguous additional space to accommodate future growth. We believe that this space is adequate to suit our needs for the foreseeable future. In addition, we carry short term warehouse lease space in Connecticut, Massachusetts and Maryland.

     On June 1, 2004 in connection with the acquisition of certain assets of Direct Satellite, Inc., the Company entered into a two year lease at 3825 N. Elston Ave., Chicago, Illinois, for office space. The rent is abated for the first eighteen months and carries a rate of $2,500 per month thereafter. We believe that this space is adequate to suit our needs for the foreseeable future in the Chicago area.

MANAGEMENT

Directors and Officers

     Set forth below is the name, age, position, and a brief account of the business experience of each person who is a director or executive officer of the Company.

Name	Age	Position

Sheldon B. Nelson	42	President, Chief Executive Officer and Chairman of the Board
Patrick J. Cunningham	35	Vice President of Sales and Marketing
Michael Stanway	39	Vice President of Operations
Douglas G. Hooper	43	Director
John Edward Boyle	59	Director
Edward L. Huguez	45	Director

     Sheldon B. Nelson, 42, has served as President, Chief Executive Officer and Chairman of the Board of the Company since November 1998. From 1983 to 1998, he was President of 4-12 Electronics Corporation, a provider of products and services to the Canadian satellite, cable, broadcasting and SMATV industries. In addition to his day-to-day responsibilities during his tenure at 4-12 Electronics, Mr. Nelson developed the Company into one of Canada’s largest private cable system operators. Mr. Nelson is a graduate of Gonzaga University, in Spokane, WA. He graduated from the School of Business Administration in 1983, Magna cum Laude, and was the recipient of the School of Business Administration’s Award of Excellence.

     Patrick Cunningham, 35, has been Vice President of Sales and Marketing for the Company since March 2000. He has over twelve years of management experience focused on the telecommunications industry. Mr. Cunningham was formerly the Vice President of Distribution and Sales for SkyView World Media, LLC. At SkyView, he was responsible for the distribution, sales, marketing and technical service of the SkyView products. SkyView was one of the leading private providers of television services to the MDU and ethnic communities with over 100,000 subscribers nationwide. SkyView was the largest Master Systems Operator for DIRECTV and a leading producer and distributor of foreign language television programming. Prior to SkyView, and after some time as a maintenance manager with Schnieder National, Inc., Mr. Cunningham was an Officer in the U.S. Army where he served as a Battalion Communications Officer and an M1A1 Tank Platoon Leader. Mr. Cunningham has a Bachelor of Science from Union College in Schenectady, NY where he majored in Industrial Economics.

     Michael Stanway, 39, joined MDU Communications in 2000 as Manager and then Director of MIS/IT Services. Mr. Stanway then assumed the position of Director of Operations and most recently holds the title of Vice President of Operations. Mr. Stanway has a post-secondary degree as a Network Specialist with Microsoft and Novell certifications.

     Douglas G. Hooper, 43, joined the Board of Directors in May 2000. He is currently an acquisitions and finance consultant, who has extensive experience as a venture capitalist and mergers and acquisition specialist in the mineral exploration, industrial processing and software industries. He was President and CEO of Sand River Resources Ltd. from 1995 to 1997. Mr. Hooper was a founder and President of TelSoft Mobile Data Inc. from 1992 to 1995, now Mobile Data Solutions, Inc., a wireless communications software company. In that position, he developed and implemented corporate strategy and was responsible for raising capital, strategic alliances and mergers and acquisitions.

     John Edward Boyle, 59, joined the Board of Directors in May 2000. From 1998 to 2001 he was President and CEO of Multivision (Pvt.) Ltd., a cable television company. From 1996 to 1997, Mr. Boyle was President and CEO of PowerTel TV Inc., a digital wireless cable company. As founding President and CEO of ExpressVu Inc. (1995-1996), Mr. Boyle was responsible for taking one of Canada’s first national direct-to-home satellite services from conception to launch readiness while raising public awareness of DTH. Prior to 1995, Mr. Boyle has also held executive positions with Tee-Comm Electronics, Regional Cablesystems and Canadian Satellite Communications Inc. (Cancom). As Vice-President of Regional Companies at Cancom, and later as Vice President of Market Development at Regional Cablesystems, he led the licensing or acquisition of over 1,000 Canadian and American cable systems.

     Edward L. Huguez, 45, joined the Board in October of 2003. He is currently President and CEO of MidStream Technologies, a privately held company concentrating on Video on Demand and Network Digital Video Recording. Prior to joining Midstream, he served as senior vice president at Akamai Technologies, the leading provider of global, high performance services for the delivery of interactive Internet content, streaming media and Internet applications. He joined Akamai upon its $2.8 billion acquisition of INTERVU in April 2000. As chief operating officer at INTERVU, Mr. Huguez helped drive the evolution of the company from a start up with about 30 employees and no revenue, to the market leader with 400 employees and more than 900 customers. Before INTERVU, Mr. Huguez spent almost six years at DIRECTV, the nation’s leading digital satellite television service. He joined DIRECTV in 1992 and was part of the senior executive team that launched the service in 1994. He had two primary responsibilities while at DIRECTV; first, vice president of programming acquisition; then, after DIRECTV successfully launched its service and became the leading television satellite service, he was asked to lead DIRECTV’s newly formed New Media & Interactive Programming and Platforms Group, where he assumed the role of vice president and general manager. He also initiated and negotiated successful technology, distribution and interactive and multimedia content agreements with third parties, and formed or initiated strategic partnerships with TiVo, WebTV and Direct PC, to name a few, to deploy DIRECTV’s interactive and new media strategies. Mr. Huguez earned his MBA at UCLA and holds a bachelor’s degree in political science from Arizona State.

Executive Compensation

    The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to our chief executive officer and other executive officers whose total annual salary and bonuses exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

			Long Term
			Compensation
			Awards

		Annual	Securities
		Compensation	Underlying
			Options
	Fiscal		(in shares,		All Other
Name and Principal Position	Year	Salary ($)	cumulative)	Bonus	Compensation(2)

Sheldon B. Nelson,(1)	2003	$192,000	800,000	$50,000	$	$ -0-
President and CEO	2002	$181,723	800,000	$-0-	$	$ -0-
	2001	$143,395	800,000	$29,656	$	$ -0-
Patrick Cunningham,(4)	2003	$160,000	300,000	$-0-		$6,000
VP of Marketing and Operations	2002	$160,000	300,000	$-0-		$6,000
	2001	$160,000	300,000	$23,333		$6,000

(1)	Mr. Nelson became the President and Chief Executive Officer of the Company in November 1998. Mr. Nelson's salary of $192,000 for fiscal year 2003 consists of $144,000 in salary (cash), common shares in the amount of 257,843 in lieu of $48,000 of salary (cash). Mr. Nelson’s bonus consisted of $50,000, had not been paid as of September 30, 2003, and can be taken in common shares at his discretion.

(2)	Auto allowance.
(3)	Mr. Cunningham joined the Company in March 2000 as Vice President of U.S. Operations.

OPTIONS GRANTED IN FISCAL YEAR 2003

     The Company granted no options to any named executive officer and director during fiscal year ending September 30, 2003. However, options previously issued to the above named executive officers and the directors were repriced from $0.60 per share to $0.33 per share. On November 21, 2003, 100,000 five year options at an exercise price of $0.65 per share were granted to new board member Edward Huguez. On December 17, 2003, five year options at an exercise price of $1.28 were granted to executive officers and directors as follows; 50,000 options were granted to Patrick Cunningham; 100,000 options were granted to each of John E. Boyle and Doug Hooper.

Management Agreements

     Mr. Nelson and Mr. Cunningham have each entered into a Management Employment Agreement with the Company. The agreements also grant them the right to receive discretionary bonuses and to participate in the Company’s incentive stock option plans as determined by the Board of Directors. The agreements require them to maintain all confidential and proprietary information relating to our business in confidence and to not be employed or enter into contracts with persons or entities that compete directly with us during the 12 months following termination of their respective agreements. Each employee may terminate his Agreement at any time by giving us four weeks’ advance notice, and we may terminate any of the Agreements at any time without cause, but are required to make a termination payment equal to 24 months (Mr. Nelson) or 12 months (Mr. Cunningham) of base salary plus any unpaid bonuses or other amounts due under the Agreement.

Compensation of Directors

     Each director who is not an employee or full time consultant of the Company is paid $1,000 per month and an attendance fee of $1,000, plus out-of-pocket expenses, for each Board or committee meeting attended.

Messrs. Boyle and and Hooper have each received five-year, fully-vested options to purchase a total of 200,000 shares of common stock as additional compensation for their five years of Board service. These options are currently priced (100,000) at $0.33 per share and (100,000) at $1.28 per share. Mr. Huguez, who joined the Board in October 2003, received a five-year option to purchase 100,000 shares of common stock as additional compensation for two years of Board service, one half vested immediately and the remainder at one year. These options are currently priced at $0.65 per share.

Limitation of Liability and Indemnification

     Our Bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), the Company shall indemnify our directors and officers, and may indemnify its employees and agents. Such indemnification may be made only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such persons conduct was unlawful. The Bylaws further provide that our Company may enter into an indemnification agreement pursuant to which our Company will indemnify a director, officer, employee or agent to the fullest extent permitted by the DGCL. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

Stock Option Plans

     We currently have two stock option plans under which we may grant options to purchase shares of our common stock. Both plans are administered by the Board of Directors who has the sole discretion and authority to determine the individuals eligible for awards. The conditions of the exercise of each grant are determined by the Board of Directors at the time of the grant.

EQUITY COMPENSATION PLAN INFORMATION
(September 30, 2003)

		Weighted-average exercise	Number of securities
	Number of securities to be issued	price of outstanding	remaining available for future
	upon exercise of outstanding	options, warrants and	issuance under equity
Plan category	options, warrants and rights	rights	compensation plans

Equity compensation
plans approved by
security holders	2,565,000 shares (1)	$0.41	1,174,375
Equity compensation
plans not approved
by security holders	250,000 shares (2)	$1.23	0

(1)	2001 Stock Option Plan, approved by the shareholders on May 10, 2001.
(2)	Supplier Stock Option Plan.

     2001 Stock Option Plan. On February 5, 2000, the Company approved the 2000 Incentive Stock Option Plan (“2000 Option Plan”). Under this Plan, the Company was authorized to grant certain employees, officers and directors of the Company and its affiliates options to purchase up to 4,000,000 common shares of the Company. The options have vesting periods ranging from immediate to three years after the grant date. As of July 22, 2004, options to purchase 1,327,809 shares of common stock had been exercised, and 2,322,191 options were outstanding. Of the outstanding options, 1,661,271 options are presently exercisable. In October 2000, the Board of Directors of the Company approved the re-pricing, at $2.00 per share, the exercise price of all options previously granted at $5.00 per share under the 2000 Option Plan. On March 9, 2001, the Board of Directors approved the re-pricing, at $0.60 per share, of these options. On April 11, 2001, the Board of Directors of the Company approved the re-pricing, at $0.60 per share, of all options previously granted to directors at $2.50 per share under the 2000 Option Plan. On April 11, 2001, the Board of Directors approved the 2001 Stock Option Plan (“2001 Option Plan”) to replace the 2000 Option Plan. The 2001 Option Plan is in all respects identical to the 2000 Option Plan, which had not been approved by a vote of the shareholders within one year of its adoption by the Board and became void. The 2001 Option Plan was approved by a vote of the shareholders at the Company’s annual meeting on May 10, 2001. On January 31, 2003 the Board of Directors voted to re-price, effective June 1, 2003, at $0.33 per share, the exercise price of all options granted to current employees. As a result of the changes in the exercise prices, 1,855,000 of the options outstanding will be accounted for as the equivalent of variable stock options from the date of the modification to the date the options are exercised, forfeited or expire and, accordingly, the Company will be required to record charges or credits to its results of operations based on changes in the fair value of the options.

     Supplier Plan. Our Supplier Stock Option Plan (the “Supplier Plan”) authorized the grant of a specific number of five-year options to certain key suppliers if they successfully complete specified work for us. If a supplier who has received options ceases to be a key supplier, then that supplier’s options expire 30 days after the cessation date. As of March 31, 2004, 250,000 options under the Supplier Plan had been issued and 173,885 had been exercised. There are currently 76,115 remaining options currently exercisable.

CERTAIN TRANSACTIONS

     Related Transactions. There have been no such transactions during the past two fiscal years, other than transactions with Avalon Digital Joint Venture prior to October 1, 2002 when it becomes a 100% owned entity. Revenue for the year ended September 30, 2003 includes $280,818 from sales of receivers to Joint Venture and charges primarily for installation and management fees. The Company also receives certain payments from DIRECTV on behalf of Avalon Digital Joint Venture. The Company did not have any material net receivables from or payables to Avalon Digital Joint Venture at September 30, 2003.

LEGAL PROCEEDINGS

     From time to time, we may be subject to legal proceedings, which could have a material adverse effect on our business. At year end there is only one currently pending legal proceedings. Whistler Cable Television Ltd. commenced a lawsuit against us in The Supreme Court of British Columbia on July 14, 1999. Other defendants are Whistler Resort Management Ltd. and The Owners, Strata Plan No. LMS3230. Plaintiff alleges that its personal property was taken and seeks return of its personal property or damages in the alternative, damages resulting from breach of the Broadcasting Act, R.S.C. 1991, C.11, an injunction against use of its personal property, interest and costs. This case is in the discovery phase. Given the preliminary stage of the proceedings, it is not presently possible to estimate or determine whether there will be any loss to the Company resulting from this claim.

     The Company recently settled litigation, previously disclosed as SCO Financial Group, LLC v. MDU Communications International, Inc.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of our outstanding stock as of March 31, 2004 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each of the Company's directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of the Company's executive officers and directors as a group.

	Shares Beneficially
	Owned(1)

Name of Beneficial Owner	Number(2)	Percent

Sheldon B. Nelson (3)	1,681,666	4.7%
Patrick Cunningham (4)	491,200	1.4%
J.E. (Ted) Boyle	200,000	0.5%
Douglas G. Hooper	200,000	0.5%
Edward Huguez	100,000	0.3%
SC Fundamental, et al. (5)	2,074,810	6.1%
Fuller & Thaler Asset Management, et al. (6)	1,763,667	5.2%
Amajac Capital Management, et al. (7)	1,901,500	5.5%
All executive officers, directors and beneficial owners as a
group (7 persons)	8,412,843	24.2%

(1)	Unless otherwise indicated below, each stockholder had sole voting and sole investment power with respect to all shares beneficially owned.
(2)	Includes common stock and currently exercisable options to purchase shares of common stock.
(3)	Includes 946,016 shares held of record by 567,780 BC Ltd., a British Columbia corporation wholly owned by the Sheldon Nelson Family Trust whose trustees are Sheldon Nelson and his sister, Nicole Nelson, 55,000 held personally and 650,000 shares subject to options exercisable within 60 days.

(4)	Includes 234,450 shares and 256,750 shares subject to options exercisable within 60 days.
(5)	Pursuant to 13G filing on January 14, 2004.
(6)	Pursuant to 13G filing on February 19, 2004
(7)	Pursuant to 13G/A filing on February 11, 2004.

SELLING STOCKHOLDERS

This prospectus relates to the offering of 5,414,388 shares of our common stock by the persons listed below under the heading “Selling Stockholders” (the “Selling Stockholders”). The shares offered by the Selling

Stockholders were acquired in private placement transactions, including those which may be acquired upon exercise of warrants or options. Unless otherwise indicated, shares of common stock or rights to acquire the shares were owned of record on July 1, 2004, by each Selling Stockholder. The Selling Stockholders are offering the common stock for their own accounts. With the exception of Sheldon Nelson, the Chief Executive Officer, President and Director of the Company; PDI Communications and B.A.A.M. who are strategic partners; and Cablecom/Spacelink who is a consultants, no Selling Stockholder has had a material relationship with us during the last three years, other than as an owner of our securities.

Assuming that all of the shares offered by the Selling Stockholders are sold, none of the Selling Stockholders will beneficially own any shares of, or rights to acquire, our common stock after this offering except for: Sheldon B. Nelson, who will continue to beneficially own 1,681,666 shares and options; and Fuller & Thaler Behavioral Finance Fund, Ltd., who will continue to beneficially own 1,103,667.

	Number of Shares Offered Under this	Percent of
Selling Stockholders	Prospectus	Class(1)

AF Capital, LLC (2)	45,000	*
Alexandra Global Master Fund LTD (2)	180,000	*
Aquitania (QP) Partners, L.P. (2)	90,000	*
Atlas Equity II, Ltd. (2)	60,000	*
Corsair Capital Investors, Ltd. (2)	60,000	*
Corsair Capital Partners, L.P. (2)	240,000	*
CRT Capital Group LLC (2)	131,452	*
Crossway Partners (2)	90,000	*
Greenwich Investment Partners, LP (2)	15,000	*
IFC Acquisition Group LLC (2)	90,000	*
Fuller & Thaler Behavioral Finance Fund, Ltd. (2)	660,000	1.1%
Jana Master Fund, Ltd. (2)	315,000	*
JMG Triton Offshore Fund, Ltd. (2)	300,000	*
JMG Capital Partners, LP (2)	300,000	*
RAM Capital Structure Strategies Trading, Ltd. (2)	300,000	*
Ritchie Long/Short Trading, Ltd. (2)	598,596	*
Satellite Strategic Finance Associates, LLC (2)	300,000	*
SC Fundamental Value BVI, Ltd. (2)	32,400	*
SC Fundamental Value Fund, L.P. (2)	27,600	*
Scopia International Limited (2)	31,034	*
Scopia PX LLC (2)	36,000	*
Scopia Partners LLC (2)	31,071	*
Scopia Partners QP LLC (2)	51,894	*
The Alan W Steinberg LP (2)	90,000	*
Sheldon Nelson (3)	60,650	*
PDI Communications Inc.(4)	500,000	*
B.A.A.M., LLC (4)	500,000	*
Cablecom/Spacelink Inc. (5)	178,690	*
SCO Financial Group, LLC (6)	100,000	*
TOTAL – Selling Stockholders	5,414,388	8.38%

* Less than 1%

(1) Computed on the basis of the 41,363,532 shares of common stock outstanding on May 27, 2004.

(2) These investors participated in a private placement of the Company’s equity securities that closed on May 26, 2004. Each investor purchased units that contained two shares of common stock and one warrant to purchase one share of common stock, except CRT Capital Group, placement agent, who took only 131,452 warrants as part of their fee. The warrants have an exercise price of $2.46 per share and expire on May 28, 2007.

(3) Consists of 60,650 shares of common stock issued to an officer of the Company at a base price of $0.61 per share in lieu of the after-tax amount ($37,603) of his 2003 fiscal year-end bonus.

(4) Consists of (a) 250,000 shares of common stock and (b) 250,000 shares issuable upon exercise of warrant at $1.84 per share which expires on February 12, 2008 issued in return for future services in the Southeast market.

(5) Consists of 178,690 shares of common stock issued in return for consulting services over a two year period in the Chicago market.

(6) Consists of 100,000 shares of common stock issued in a conversion of an aged account payable and settlement of litigation therefrom.

PLAN OF DISTRIBUTION

     The shares being offered by the Selling Stockholders will be sold from time to time in one or more transactions (which may involve block transactions):

  on the OTC Bulletin Board or on such other market on which the common stock may from time to time be trading, in privately-negotiated transactions,
  short sales, or
  any combination of the above.

     The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the Selling Stockholders determine from time to time. The shares may also be sold pursuant to Rule 144. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed “underwriters” as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

     The Selling Stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No Selling Stockholder has entered into an agreement with a prospective underwriter. If a Selling Stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

     The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the Selling Stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

DESCRIPTION OF CAPITAL STOCK

     The following description of our securities and various provisions of our Certificate of Incorporation are summaries and are not necessarily complete. Reference is made to the Certificate of Incorporation, a copy of which has been filed with the SEC as an exhibit to our registration statement of which this prospectus constitutes a part, for a more complete description.

     Our authorized capital stock consists of (a) 50,000,000 shares of common stock, par value $0.001 per share, of which 42,282,134 shares were issued and outstanding as of July 22, 2004 and (b) 5,000,000 shares of preferred stock, par value $0.001 per share. 4,100,000 shares of our preferred stock have been designated Series A convertible preferred stock, of which all were issued but none are currently outstanding, as all converted to common stock.

Common Stock

     Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The common stock carries no preemptive rights and is not convertible, redeemable or assessable. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of legally available funds. If we go into liquidation, dissolution or winding up, the holders of common stock are entitled to ratably receive the net assets available after payment or provision for payment of all debts and other liabilities, subject to prior rights of holders of preferred stock then outstanding, if any. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

     Our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock which may be issued in series with the powers, designations, preferences and relative rights of each series to be provided for in resolutions adopted by the board of directors pursuant to the authority to do so set forth in our Certificate of Incorporation.

     Our Board of Directors approved a certificate of designation creating a series of preferred stock designated as the Series A convertible preferred stock, and authorizing the issuance of up to 4,100,000 shares of Series A convertible preferred stock, which was filed with the Delaware Secretary of State effective January 26, 2000. All preferred shares have been converted to common shares and none are currently outstanding.

Warrants

     As of July 22, 2004 we had issued warrants to purchase 4,665,348 shares of our common stock outstanding (including those to the Selling Shareholders). The warrants contain exercise prices ranging from $0.25-$2.46 per share, and expire between May 2004 and July 2008.

Options

     As of July 22, 2004, we had outstanding options to purchase 2,398,306 shares of our common stock, consisting of 2,322,191 options under the 2001 Plan and 76,115 options outstanding under our Supplier Plan.

Registration Rights

     Under a Convertible Promissory Note and Loan Agreement with the holders of the convertible promissory notes, we agreed to register the shares of common stock issuable upon conversion of the Promissory Notes. A prior registration statement has been filed by the Company which satisfied this obligation. The Convertible Promissory Note and Loan Agreement required us to file a registration statement with respect to the shares within ninety days (90) of the note holder advancing the principal amount of the loan to the Company. We must keep the registration statement effective until all of the common stock offered pursuant to such registration statement has been sold. We are responsible for the payment of all of our fees and costs associated with the registration of the common stock covered by the registration statement.

     Under Subscription Agreements entered into in connection with the Company’s June 2003 private placement of units consisting of common stock and five-year warrants to purchase common stock at $.33 per share, we agreed to register the shares of common stock issued and issuable upon exercise of the warrants. A prior registration statement was filed by the Company which satisfied this obligation. The Subscription Agreements required the Company to cause a registration statement with respect to the shares to become effective within one hundred thirty-five days (135) of the final closing date of the private placement. We must also keep the registration statement effective for a period of eighteen (18) months. We are responsible for the payment of all of our fees and costs associated with the registration of the common stock covered by the registration statement.

     Under Subscription Agreements entered into in connection with the Company’s November 2003 private placement of units consisting of common stock and three-year warrants to purchase common stock at $1.75 per share, we agreed to register the shares of common stock issued and issuable upon exercise of the warrants. A prior registration statement was filed by the Company which satisfied this obligation. The Subscription Agreements required the Company to cause a registration statement with respect to the shares to become effective within one hundred thirty-five days (135) of the final closing date of the private placement. We must also keep the registration statement effective for a period of eighteen (18) months. We are responsible for the payment of all of our fees and costs associated with the registration of the common stock covered by the registration statement.

     Under Subscription Agreements entered into in connection with the Company’s May 2004 private placement of units consisting of two shares of common stock and one three-year warrant to purchase common stock at $2.46 per share, we agreed to register the shares of common stock issued and issuable upon exercise of the warrants. This prospectus is part of the registration statement intended to satisfy this obligation. The Subscription Agreements require the Company to cause a registration statement with respect to the shares to become effective within one hundred twenty days (120) of the final closing date of the private placement. We must also keep the registration statement effective for a period of eighteen (18) months. We are responsible for the payment of all of our fees and costs associated with the registration of the common stock covered by the registration statement.

DELAWARE ANTI-TAKEOVER LAW

Section 203 of the Delaware General Corporation Law

     If our common stock is authorized for quotation on the NASDAQ Stock Market, we will be subject to the provisions of Section 203 of the Delaware Corporation Law (“Section 203”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are quoted on the NASDAQ Stock Market, from engaging, under certain circumstances, in a “business combination” with any “interested stockholder” (a stockholder who acquired 15% or more of a corporation’s outstanding voting stock without the prior approval of a corporation’s board of directors) for three years following the date that such stockholder became an “interested stockholder.” A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation, or an express provision in its bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not “opted out” of the application of Section 203.

Charter Provisions with Anti-Takeover Effects

     Our Certificate of Incorporation contains provisions that may have the effect of discouraging certain transactions involving an actual or threatened change in control of our company. The Certificate of Incorporation grants to the board of directors the authority to issue shares of preferred stock in one or more series without stockholder approval. The ability to issue such preferred stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to commence such acquisition.

TRANSFER AGENT AND REGISTRAR

Corporate Stock Transfer Corp. is the transfer agent and registrar for our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

     The validity of the issuance of common stock offered by this prospectus has been passed upon for us by Shughart Thomson & Kilroy, P.C. of Denver, Colorado.

EXPERTS

     The consolidated financial statements of MDU Communications International, Inc. and subsidiaries as of September 30, 2003 and 2002 and for the years then ended included in this Prospectus have been audited by J.H.Cohn LLP, independent registered public accounting firm, as stated in their report thereon, also included in this Prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission (SEC) a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of MDU Communications, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

     Our SEC filings and the registration statement can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

Index to Financial Statements

Consolidated Financial Statements of MDU Communications International, Inc., as of and
for the Years Ended September 30, 2003 and 2002:

Consolidated Condensed Financial Statements of MDU Communications International, Inc., as of March 31, 2004 and for the Six Months Ended March 31, 2004 and 2003 (Unaudited):

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
MDU Communications International, Inc.

We have audited the accompanying consolidated balance sheets of MDU Communications International, Inc. and Subsidiaries as of September 30, 2003, and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MDU Communications International, Inc. and Subsidiaries as of September 30, 2003 and 2002, and their results of operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ J. H. Cohn LLP

Roseland, New Jersey December 10, 2003

F-1

MDU COMMUNICATIONS INTERNATIONAL, INC.
Consolidated Balance Sheets
September 30, 2003 and 2002

	September 30, 2003	September 30, 2002

ASSETS

CURRENT
Cash and cash equivalents	$507,775	$99,277
Accounts receivable— trade, net of an allowance of $72,605 and $80,000	348,332	755,056
Prepaid expenses and deposits	463,314	100,370

TOTAL CURRENT ASSETS	1,319,421	954,703

Telecommunications equipment inventory	255,878	266,595
Property and equipment, net	3,736,680	3,320,375
Investment in joint venture	—	311,466
Intangible assets, net	1,081,982	1,505,229

Deferred finance costs, net	—	88,859

TOTAL ASSETS	$6,393,961	$6,447,227

LIABILITIES and STOCKHOLDERS’ EQUITY

CURRENT
Accounts payable	$489,275	$611,239
Other accrued liabilities	700,171	666,111
Current portion of notes payable, net of debt discount of $14,645 and $713,969	86,653	828,197
Current portion of capital lease obligation	94,721	135,650

TOTAL CURRENT LIABILITIES	1,370,820	2,241,197

Deferred revenue	579,941	781,099
Notes payable, net of current portion and debt discount of $21,963		18,120
Capital lease obligation, net of current portion		87,000

TOTAL LIABILITIES	1,950,761	3,127,416

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001; 5,000,000 shares authorized	—	—
Common stock, par value $0.001; 50,000,000 shares authorized, 27,751,479 and 19,539,136 shares issued and outstanding	27,750	19,539
Additional paid-in capital	21,822,509	18,506,291
Unearned compensation	(83,333)
Accumulated deficit	(17,323,726)	(15,206,019)

TOTAL STOCKHOLDERS’ EQUITY	4,443,200	3,319,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,393,961	$6,447,227

See accompanying notes to the condensed consolidated financial statements

F-2

MDU COMMUNICATIONS INTERNATIONAL, INC.
Consolidated Statements of Operations
For the Years Ended September 30, 2003 and 2002

	For the year ended September 30, 2003	For the year ended September 30, 2002

REVENUE	$4,124,394	$3,015,709

OPERATING EXPENSES
Direct costs	1,060,198	1,145,761
Sales expenses	353,980	466,732
Customer service expenses	1,075,255	571,236
General and administrative expenses	2,278,818	2,133,700
Depreciation and amortization	1,264,792	856,927

TOTALS	6,033,043	5,174,356

OPERATING LOSS	(1,908,649)	(2,158,647)

Other income (expenses)
Gain on sale of customers	869,259	—
Gain on settlement of accounts payable	175,011
Loss on extinguishment of notes payable	(174,472)
Interest income	4,746	4,344
Interest expense (including non cash interest of $914,779 and $730,667)	(998,659)	(865,743)
Minority interest	(84,943)
Equity in earnings of joint venture	—	32,010

Totals	(209,058)	(829,389)

NET LOSS	$(2,117,707)	$(2,988,036)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.09)	$(0.16)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	22,788,924	18,384,874

See accompanying notes to the condensed consolidated financial statements

F-3

MDU COMMUNICATIONS INTERNATIONAL, INC.
Consolidated Statements of Stockholders’ Equity
For the Years Ended September 30, 2003 and 2002

	Common stock		Convertible preferred stock		Additional paid-in capital

	Shares	Amount	Shares	Amount	Amount	Unearned Compensation	Accumulated deficit	Total

Balance, October 1, 2001	18,046,320	$18,047	7,200	$7	$16,483,476		$(12,217,983)	$4,283,547
Issuance of warrants in exchange for services					83,108			83,108
Issuance of warrants in connection with issuance of notes payable					1,367,625			1,367,625
Beneficial conversion feature related to issuance of notes payable and warrants					19,500			19,500
Issuance of warrants in connection with extension of due dates of notes payable					55,500			55,500
Issuance of common stock in connection with issuance of notes payable	150,000	150			74,850			75,000
Conversion of notes payable	861,077	861			283,293			284,154
Issuance of options to consultants					20,000			20,000
Issuance of common stock under employee stock purchase plan	473,459	473			118,940			119,413
Conversion of preferred shares	8,280	8	(7,200)	(7)	(1)			—
Net loss							(2,988,036)	(2,988,036)

Balance, September 30, 2002	19,539,136	19,539	—	—	18,506,291	—	(15,206,019)	3,319,811

Conversion of notes payable and accrued interest	3,447,506	3,447			1,165,545			1,168,992
Issuance of common stock for accrued compensation	944,559	945			197,896			198,841
Issuance of shares as partial settlement of accounts payable	140,000	140			26,460			26,600
Issuance of warrants in connection with issuances of notes payable					89,550			89,550
Issuance of warrants in connection extinguishment of notes payable					174,472			174,472
Issuance of options and warrants in exchange for services					147,250	$(147,250)		—
Amortization of unearned compensation						63,917		63,917
Issuance of common stock through private placement	3,300,000	3,300			660,637			663,937
Effect of variable accounting for options					714,130			714,130
Issuance of common stock for warrants exercised	94,653	93			8,507			8,600
Issuance of common stock for options exercised	285,625	286			131,771			132,057
Net loss							$(2,117,707)	$(2,117,707)

Balance, September 30, 2003	27,751,479	27,750	—	—	$21,822,509	$(83,333)	$(17,323,726)	$4,443,200

See accompanying notes to the condensed consolidated financial statements

F-4

MDU COMMUNICATIONS INTERNATIONAL, INC.
Consolidated Statements of Cash Flows
Years ended September 30, 2003 and 2002

	For the year ended September 30, 2003	For the year ended September 30, 2002

OPERATING ACTIVITIES
Net loss	$(2,117,707)	$(2,988,036)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	57,121	98,584
Depreciation and amortization	1,264,792	856,927
Issuance of options and warrants in exchange for services		103,108
Amortization of unearned compensation	63,917
Effect of variable accounting for options	714,130
Charge to interest expense for amortization of deferred finance costs and debt discount	914,779	730,667
Minority Interest	84,943
Equity in earnings of joint venture	—	(32,010)
Gain on sale of customers	(869,259)
Gain on settlement of accounts payable	(175,011)
Loss on extinguishment of notes payable	174,472
Changes in operating assets and liabilities:
Accounts receivable	635,240	(503,890)
Prepaid expenses and deposits	18,336	(48,632)
Accounts payable	(15,943)	359,006
Other accrued liabilities	242,067	616,685
Deferred revenue	(328,754)	525,174

Net cash provided by (used in) operating activities	663,123	(282,417)

INVESTING ACTIVITIES
Purchase of property and equipment	(1,465,853)	(1,365,513)
Acquisition of Verizon assets		(763,210)
Proceeds from sale of customers and property and equipment	1,443,522
Contributions to joint venture	(73,589)	(207,622)
Distributions from joint venture	27,300	127,387
Purchase of remaining interest in joint venture	(319,625)

Net cash used in investing activities	(388,245)	(2,208,958)

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes payable		2,005,166
Proceeds from issuance of other notes payable	250,000
Payments of notes payable	(793,045)	(156,250)
Payments of finance costs		(37,833)
Payments of capital lease obligation	(127,929)	(5,883)
Proceeds from private placement of common stock and warrants	663,937
Proceeds from warrants exercised	8,600
Proceeds from options exercised	132,057

Net cash provided by financing activities	133,620	1,805,200

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	408,498	(686,175)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	99,277	785,452

CASH AND CASH EQUIVALENTS, END OF YEAR	$507,775	$99,277

See accompanying notes to the condensed consolidated financial statements

F-5

MDU COMMUNICATIONS INTERNATIONAL, INC.
Notes to Consolidated Financial Statements

1.     BUSINESS AND BASIS OF PRESENTATION

MDU Communications International, Inc. and its subsidiaries (the “Company”) provide delivery of digital satellite television programming and high-speed (broadband) Internet service to residents of multi-dwelling unit properties (“MDUs”) such as apartment buildings, condominiums, gated communities, hotels and universities.

The consolidated financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. During the years ended September 30, 2003 and 2002, the Company recorded a net loss of $2,117,707 and $2,988,036, respectively. Although the Company had negative cash flow from operating activities during the year ended September 30, 2002 of $282,417, it had positive cash flows from operating activities during the year ended September 30, 2003 of $663,123. At September 30, 2003, the Company had an accumulated deficit of $17,323,726.  Management believes that the Company will have sufficient resources to meet its obligations and continue as a going concern through at least September 30, 2004.

The Company has unused borrowing capacity as of September 30, 2003, for the purchase of equipment from Cisco Systems, Inc. in the amount of approximately $272,000  (See Note 6).  In addition, during the period from October 1, 2003 through December 10, 2003, the Company received net proceeds of approximately $3,300,000 from a private placement of units of common stock and warrants and net proceeds of $1,700,000 from the exercise of previously issued options and warrants  (See Note 14).

2.     SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and reflect the significant accounting polices described below:

(a) Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, MDU Communications Inc., MDU Communications (USA) Inc. and, effective October 1, 2002, Avalon Digital Joint Venture (the “Joint Venture”).  All inter-company balances and transactions are eliminated.

(b) Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used for, but not limited to, revenue recognition with respect to a new subscriber activation subsidy, allowance for doubtful accounts, fair value of equity instruments and valuation of deferred tax assets and long lived assets. Actual results could differ from those estimates.

(c) Property and Equipment

Telecommunications equipment inventory consists of receivers and other supplies that will either be sold or installed by the Company under subscription agreements and, accordingly, is not depreciated. Such inventory is stated at the lower of cost or market. The cost of inventory sold or transferred to telecommunications equipment upon installation in connection with subscription agreements is determined on a first-in, first-out basis.

F-6

Property and equipment are recorded at cost less accumulated depreciation and amortization. Direct costs of placing telecommunications equipment into service and major improvements are capitalized. Costs of connecting and disconnecting service are expensed. Depreciation and amortization of property and equipment is provided using the straight-line method over the estimated useful lives as follows:

Telecommunications equipment, installed	7 years
Computer equipment	5 years
Furniture and fixtures	5 years
Vehicles	5 years

(d) Investment in Joint Venture

Prior to October 1, 2002, the Company’s investment in the Joint Venture was recorded on the equity basis whereby the Company recorded its proportionate share of income or loss from the joint venture. Dividends received were recorded as reductions in the net investment.

(e) Intangible Assets

Intangible assets consist of building access agreements and subscriber lists, which were acquired in the purchase of Digital Solutions, LLC and the acquisition of video assets from Verizon and are being amortized on the straight-line basis over four to five years.

(f) Long-lived Assets

The Company performs a review for the impairment of long-lived assets with definitive lives whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under Statement of Financial Accounting Standards (“SFAS”) 144 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” an impairment loss is recognized when estimates of future undiscounted cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No impairment losses were identified by the Company for the years ended September 30, 2003 and 2002.

(g) Revenue Recognition

The Company recognizes revenue for satellite programming and other services to customers in the period the related services are provided when the amount of revenue is determinable and collection is reasonably assured.

The Company offers installation services to building owners and managers for the construction of wiring and installation of equipment to allow for telecommunications services, including the sale of related equipment. Revenue from the sale of equipment is recognized when title transfers and installation revenue is recognized in the period that the services are performed when the amount of revenue is determinable and collection is reasonably assured.

In certain arrangements with suppliers of satellite programming or other services, the Company does not bear inventory or credit risk in connection with the service provided to the customer. Such revenue is recorded on the net basis where the amount of revenue is equivalent to the contractual commission earned by the Company. Revenues from providing services under contracts where the Company acts as a principal in the transaction, exercises pricing control and bears the risk of collection are recorded based on the gross amount billed to the customer when the amount is determinable.

F-7

The Company may also receive a new subscriber activation subsidy from the satellite programming provider at the time it signs up a new customer. However, this subsidy is a “net” subsidy, meaning that if the subscriber terminates service, the subsidy is recouped by the programming provider through an offset against the subsidy earned on another new customer. These subsidies are recognized as revenue on a straight-line basis over the estimated average period that a customer will remain a subscriber of four years.

Revenues from contracts involving multiple elements are allocated to each element based on the relative fair value of each element.

The Company provides an allowance for doubtful accounts equal to the estimated collection losses based on historical experience coupled with a review of the current status of existing receivables.

(h) Loss Per Common Share

The Company presents “basic” earnings (loss) per share and, if applicable, “diluted” earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, “Earnings per Share.” Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants, and the conversion of promissory notes, were issued during the period and other related adjustments were made.

There were 12,360,677 potentially dilutive common shares (9,467,363 from warrants; 2,815,000 from options; 78,314 from convertible notes) as of September 30, 2003 and 10,380,047 potentially dilutive common shares (4,577,500 from warrants; 2,822,750 from options; 2,979,797 from convertible notes), as of September 30, 2002. However, diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in 2003 and 2002 and the assumed effects of the exercise of all of the Company’s stock options and warrants and the conversion of promissory notes that were outstanding during all or part of those years would have been anti-dilutive .

(i) Foreign Exchange

Effective September 30, 2001, the Company adopted the United States dollar as its functional and reporting currency since a majority of the Company’s revenues, expenses, assets and liabilities are in the United States and the focus of the Company’s operations is in that country. Previously, the Company’s functional and reporting currency was Canadian dollars. Assets and liabilities in foreign currencies (primarily Canadian dollars) are translated using the exchange rate at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the year. Gains and losses from foreign currency transactions and translation for the years ended September 30, 2003 and 2002 and cumulative translation gains and losses as of September 30, 2003 and 2002 were not material.

(j) Stock-Based Compensation

As permitted under SFAS 123, “Accounting for Stock-Based Compensation,”(“SFAS 123”) the Company has accounted for employee and director stock options using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” (“APB 25”) and has made the pro forma disclosures required by SFAS 123 in Note 4. Under APB 25, compensation charges arise from those situations where options are granted to employees and directors at an exercise price lower than the fair value of the underlying common shares. These amounts are amortized as a charge to operations over the vesting periods of the related stock options.

F-8

For variable stock option plans, the Company recognizes a compensation expense or credit for the increase or decrease in the intrinsic value of the option. The intrinsic value is represented by the excess of the market price of the Company’s stock over the exercise price of the option.
Stock-based compensation charges to other than employees are recorded over the period that the related stock option or warrant is earned. The amount of the compensation is based on the fair value of the option or warrant at the applicable measurement date.

(k) Cash and Cash Equivalents

Cash and cash equivalents consist of bank deposits and short-term notes with original maturities at the date of acquisition of 90 days or less that have insignificant interest rate risk.

(l) Fair Value of Financial Instruments

The fair value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, other accrued liabilities, notes payable and capital lease obligations at September 30, 2003 and 2002 are estimated to approximate their carrying values due to the relative liquidity or short-term nature of these instruments.

(m) Credit Concentration

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company places its cash and cash equivalents with high credit quality institutions.  At September 30, 2003, the Company has cash balances that exceed Federally insured limits in the amount of approximately $290,000 . Accounts receivable from DIRECTV (see Note 6) at September 30, 2003 and 2002, respectively, represented 25% and 42% of total trade accounts receivable. Revenues realized from DIRECTV represented 18% and 12% of total revenues in the years ended September 30, 2003 and 2002, respectively.

The Company provides an allowance for bad debts based on historical experience and specifically identified risk.

(n) Debt Issuance Costs and Debt Discount

Loan fees and other debt issuance costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance and amortized using the interest method over the term of the related loan.

(o) Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(p) Impact of Recently Issued Accounting Standards

F-9

The Financial Accounting Standards Board, the Emerging Issues Task Force (the “EITF”) and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants have issued certain accounting pronouncements as of September 30, 2003 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company’s financial accounting measurements or disclosures had they been in effect during 2003 and 2002, and it does not believe that any of those pronouncements will have a significant impact on the Company’s consolidated financial statements at the time they become effective.

(q) Reclassifications

Certain prior year amounts have been reclassified to conform to the presentations in the consolidated financial statements as of and for the year ended September 30, 2003.

3.     NOTES PAYABLE

Notes payable under term loans and convertible promissory notes payable outstanding as of September 30, 2003 consisted of the following:

6.5% note under term loan due in installments through March 3, 2004(a)	$9,239
11% note under term loan due in installments through February 15, 2004(b)	8,521
9% note under term loan due in installments through October 10, 2003(c)	2,322
12% note under term loan due in installments through May 15, 2004(d)	39,541
9% note under term loan due in installments through September 30, 2004(e)	15,085
9% convertible notes due in installments through January 24, 2004, net of unamortized debt discount of $14,645(f)	10,355
9% note under term loan due in installments through October 1, 2003(g)	1,590

Total, net of unamortized debt discount of $14,645	$86,653

(a)   On February 24, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, North Supply Company, for $22,174. The note has a term of one year with twelve equal monthly payments of principal and earned interest at a stated rate of 6.5%.

(b)   On February 20, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, TLA Associates, for $21,724. The note has a term of one year with twelve equal monthly payments of principal and earned interest at a stated rate of 11%.

(c)   On January 10, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Distinctive Communications, Inc., for $23,215. The note has a term of ten months with ten equal monthly payments of principal and earned interest at a stated rate of 9%.

(d)    On May 15, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, PDI Communications, Inc., for $59,311. The note has a term of twelve months with twelve equal monthly payments of principal and earned interest at a stated rate of 12%.

(e)   On September 30, 2002, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Blonder Tongue Laboratories, Inc., for $30,165. The note has a term of two years with eight equal quarterly payments of principal and earned interest at a stated rate of 9%. The note is secured by certain assets and equipment.

F-10

(f)   On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Roselink Investors, LLC (“Roselink”) for $100,000. The Promissory Note is for two years at a stated interest rate of 9%, with quarterly repayment of principal and earned interest. If the Company does not make the quarterly payment of principal and earned interest, it automatically converts to common stock at a conversion price of $0.33 per share. As additional consideration in connection with the issuance of the Promissory Note, the Company issued 300,000 warrants to Roselink at an exercise price of $0.43 per share for a two-year exercise period with an estimated fair value of $111,000, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123. In addition, the fa ir value of the Company’s common stock on January 24, 2002 was $0.37 per share, which exceeded the effective conversion price for the Promissory Note resulting in a Beneficial Conversion Feature of $130,303. As a result, the aggregate fair value of the warrants and the Beneficial Conversion Feature associated with the Promissory Note was $241,303. Since the amount of the debt discount cannot exceed the principal balance of the Promissory Note, the Company initially increased additional paid-in capital by $100,000 and reduced the carrying value of the Promissory Note by a corresponding amount.  Because payments were not made, they automatically converted. A total of 166,825 and 88,542 common shares were issued for this obligation during the years ended September 30, 2003 and 2002, respectively.

(g)   On August 8, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a consultant, Tim Lucy, for $4,770. The note has a term of three months with three equal monthly payments of principal and earned interest at a stated rate of 9%.

On December 30, 2002, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Direct Focus, for $55,000 on an outstanding invoice of $95,000. As additional consideration, the Company issued 140,000 shares of common stock with a fair value of $26,600 to Direct Focus. As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the note.

On February 28, 2003, the Company entered into a Term Loan and Promissory Note Agreement with David Lyall for $125,000. The note had an original term of 90 days with interest at a stated rate of 16%.  On May 28, 2003, the Company renegotiated and extended the term to 180 days and as additional compensation, issued Mr. Lyall warrants to purchase 40,000 shares of common stock at $.33 per share through May 28, 2006. Such warrants had a fair value of $10,800 using a Black-Scholes option pricing model  which was initially recorded as a debt discount with an offsetting increase to additional paid-in capital. As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the note.

On February 28, 2003, the Company entered into a Term Loan and Promissory Note Agreement with Steve Mazur for $125,000. The note had an original term of 90 days with interest at a stated rate of 16%. In connection therewith, warrants to purchase 25,000 shares of common stock at an exercise price of $.33 per share through February 28, 2006 were issued. Such warrants had a fair value of $5,500 using a Black-Scholes option pricing model which was initially recorded as a debt discount with an offsetting increase to additional paid-in capital.  On May 28, 2003, the Company renegotiated and extended the term to 180 days and as additional compensation, issued Mr. Mazur warrants to purchase 25,000 shares of common stock at $0.33 per share through May 28, 2006. Such warrants had a fair value of $6,750 using a Black-Scholes option pricin g model which was initially recorded as a debt discount with an offsetting increase to additional paid-in capital. As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the note.

F-11

On August 28, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., Domino International, Ltd., Jon Gruber and Lloyd Berhoff for $250,000. The notes had a term of one year with, originally, four equal quarterly payments of principal and earned interest at a stated rate of 20%. As further consideration for the Term Loan and Promissory Note Agreement, Protea Ventures, Ltd. was issued 12,500 two-year warrants, Domino International, Ltd. was issued 25,000 two-year warrants, Jon Gruber was issued 50,000 two-year warrants, and Lloyd Berhoff was issued 37,500 two-year warrants, each to purchase common stock at an exercise price of $0.43. The fair value of the warrants, as calculated using a Black-Scholes option pricing model, was $26,250. Accordingly, the Company i nitially increased additional paid-in capital by $26,250 representing the fair value of the warrants and reduced the carrying value of the notes for the debt discount attributable to the fair value of the warrants. The debt discount was amortized to interest expense over the lives of the notes. On November 26, 2002, Lloyd Berhoff, who held a note in the principal amount of $75,000, agreed to defer all of the quarterly principal payments until November 28, 2003. As further consideration for the extension, the Company issued warrants to purchase 150,000 shares of common stock at an exercise price of $.25 per share through November 26, 2005 to Berhoff. Such warrants had a fair value of $28,500 calculated using a Black-Scholes option pricing model. Accordingly, the Company initially increased debt discount and additional paid-in capital by the fair value of the warrants. On July 23, 2003, Lloyd Berhoff, agreed to convert the principal balance of the note and accrued interest thereon which agg regated $77,301 into 193,253 shares of common stock.  In addition, the Company issued warrants to Berhoff to purchase 193,523 shares of common stock at an exercise price of $.40 per share through July 23, 2008.  The fair value of the warrants of $75,369, as calculated using a Black-Scholes option pricing model, was charged to other expense with an offsetting credit to additional paid-in capital in accordance with SFAS 84, “Induced Conversions of Convertible Debt” (“SFAS 84”).   As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the notes.

On June 24, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., William Begley and the Warren K. and Patricia A. Kourt Trust for $175,000. The notes had a term of one year with, originally, four equal quarterly payments of principal and earned interest at a stated rate of 20%. As further consideration for the Term Loan and Promissory Note Agreement, Protea Ventures, Ltd. was issued 25,000 two-year warrants, William Begley was issued 50,000 two-year warrants and the Warren K. and Patricia A. Kourt Trust were issued 12,500 two-year warrants each to purchase common stock at an exercise price of $0.43. The fair value of the warrants, as calculated using a Black-Scholes option pricing model, was $25,375. Accordingly, the Company initially increased additional paid-i n capital by $25,375 representing the fair value of the warrants and reduced the carrying value of the notes for the debt discount attributable to the fair value of the warrants. In addition, the Company paid approximately $5,000 of legal and other professional fees in connection with the sale of the notes and, accordingly, recorded deferred finance costs of an equivalent amount. The debt discount and deferred finance costs were amortized to interest expense over the lives of the notes. On November 26, 2002, William Begley, who held a note in the principal amount of $100,000, agreed to defer all principal payments until September 24, 2003. As further consideration for the extension, the Company issued warrants to purchase 200,000 shares of common stock at an exercise price of $.25 per share through November 26, 2005 to Begley. Such warrants had a fair value of $38,000 calculated using a Black-Scholes option pricing model. Accordingly, the Company initially increased debt discount and additiona l paid-in capital by the fair value of the warrants. On July 23, 2003, William Begley, agreed to convert the principal balance of the note and accrued interest thereon which aggregated $101,644 into 254,110 shares of common stock.  In addition, the Company issued warrants to Begley to purchase 254,110 shares of common stock at an exercise price of $.40 per share through July 23, 2008.  The fair value of the warrants of $99,103, as calculated using a Black-Scholes option pricing model, was charged to other expense with an offsetting credit to additional paid-in capital in accordance with SFAS 84. As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the notes.

F-12

On March 6, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., Vancadia Capital Corp., Aspen International, Ltd. and Jon Gruber for $300,000. The notes had a term of one year with four equal quarterly payments of principal and earned interest at a stated rate of 20%. As further consideration for the Term Loan and Promissory Note Agreement, Protea Ventures, Ltd. and Vancadia Capital Corp. were issued 25,000 two-year warrants and Aspen International, Ltd. and Jon Gruber were issued 50,000 two-year warrants, each to purchase common stock at an exercise price of $0.43. The fair value of the warrants, as calculated using a Black-Scholes option pricing model, was $85,500. Accordingly, the Company initially increased additional paid-in capital by $85,5 00 representing the fair value of the warrants and reduced the carrying value of the notes for the debt discount attributable to the fair value of the warrants. In addition, the Company paid $33,000 of legal and other professional fees in connection with the sale of the notes and, accordingly, recorded deferred finance costs of an equivalent amount. The debt discount and deferred finance costs were amortized to interest expense over the lives of the notes. As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the notes.

On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Trinity Pacific Investments, Ltd. (“Trinity”) for $1,000,000. The Promissory Note was payable through July 1, 2003 at a stated interest rate of 3%, with monthly repayment of principal and earned interest. The monthly payments of principal and earned interest automatically converted into common stock at an exercise price of $.33 per share. As additional consideration in connection with the issuance of the Promissory Note, the Company issued 3,000,000 warrants to Trinity at an exercise price of $0.43 per share for a two-year exercise period with an estimated fair value of $1,110,000, as calculated using a Black-Scholes option pricing model. In addition, the fair value of the Company’s common stock on January 24, 2002 was $0.37 per share, which exceeded the effective conversion price for the Promissory Note resulting in a beneficial conversion feature (“Beneficial Conversion Feature”) or right for which the value is measured by the difference between the aggregate effective conversion price and the fair value of the common stock into which the securities are converted. The Beneficial Conversion Feature associated with these notes aggregated of $1,303,030. As a result, the aggregate fair value of the warrants and the Beneficial Conversion Feature associated with the Promissory Note was $2,413,030. Since the amount of the debt discount cannot exceed the principal balance of the Promissory Note, the Company initially increased additional paid-in capital by $1,000,000 and reduced the carrying value of the Promissory Note by a corresponding amount. In addition, the placement agent, Haywood Securities Inc., received 150,000 shares of Company stock with a fair value of $75,000 and warrants to purchase 150,000 shares of the Company’s common stock at an exercise price of $0.43 for a two-year period with a fair value of $55,500, as calculated using a Black-Scholes option pricing model. Accordingly, the Company increased common stock and additional paid-in capital and deferred finance costs for the fair value of the common stock and warrants issued. A total of 2,598,374 and 527,365 common shares were issued for this obligation during the years ended September 30, 2003 and 2002, respectively. As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the note.

On January 18, 2002, the Company entered into two Convertible Promissory Note and Loan Agreements, one with Daniel Fitzgerald and the other with William Begley, each for $75,000. The Promissory Notes, which matured on January 18, 2003 and bore interest at 9%, provided for quarterly repayment of principal and interest. In addition, each of Fitzgerald and Begley was able to request quarterly conversion of principal and interest at a conversion rate of $.33 per share. As additional consideration in connection with the issuance of the Promissory Notes, the Company issued 225,000 warrants each to Fitzgerald and Begley at an exercise price of $0.43 per share for a two-year exercise period. Accordingly, the Company initially increased additional paid-in capital by $65,250 each for the fair value of the warrants as calculated using a Black-Scholes op tion pricing model, and reduced the carrying value of the Promissory Notes for the debt discount attributable to the fair value of the warrants issued to the investors. The fair value of the Company’s stock at January 18, 2002 was $0.36 per share, which exceeded the effective conversion price for the Promissory Notes. The Beneficial Conversion Feature associated with these notes aggregated $175,955. Since the amount of debt discount cannot exceed the principal balance of the Promissory Notes, the Company initially increased additional paid-in capital by $19,500 and reduced the carrying value of the Promissory Notes by a corresponding amount. A total of 234,944 and 245,170 common shares were issued for this obligation during the years ended September 30, 2003 and 2002, respectively. As of September 30, 2003, all payments of principal and interest had been made and the Company had no further obligation under the terms of the note.

F-13

The issuances of shares of common stock as payments of principal and interest on certain notes were noncash transactions that are not reflected in the accompanying condensed consolidated statements of cash flows.

4.     SHARE CAPITAL

Preferred Shares:

On January 28, 2000, the Company issued 3,630,000 shares of Series A Convertible Preferred Stock (the “Preferred Shares”), at an issue price of $2.50 per share, in exchange for cash and services in connection with a private placement. A total of 3,637,200 Preferred Shares were converted in the year ended September 30, 2001 and the remaining 7,200 Preferred Shares were effectively converted in the year ended September 30, 2002 at the conversion ratio that was in effect during those years of 1.15 common shares for each Preferred Share.

As of September 30, 2003, the Company was still authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock may be issued in one or more series with dividend rates, conversion rights, voting rights and other terms and preferences to be determined by the Company’s Board of Directors, subject to certain limitations set forth in the Company’s Articles of Incorporation. However, there were no shares of preferred stock outstanding as of September 30, 2003.

Stock Option Plans:

(a)   Suppliers’ Stock Option Plan (“Suppliers’ Plan”):

On December 31, 1998, the Company established a stock option plan pursuant to which certain key suppliers of the Company will be granted options on completion of specified activities. Under the terms of the Suppliers’ Plan, eligible suppliers can earn options to purchase an aggregate of 250,000 common shares of the Company. As of September 30, 2003, all 250,000 options had been granted.  During the year ended September 30, 2003, the Board repriced 75,000 of the supplier options from $1.50 per share to $0.33 per share. As a result of such repricing, the Company is subject to variable accounting for such options and, accordingly has recognized a non-cash credit of $500 during the year ended September 30, 2003 based on changes in the fair value of the options subsequent to the date of repricing.

(b)   Employees’ Stock Option Plans (“Employee Plans”):

On November 24, 1998, the Company established Employee Plans whereby certain employees, officers and directors were granted options to purchase up to an aggregate of 600,000 common shares of the Company. On February 5, 2000, the Company approved the 2000 Incentive Stock Option Plan (“2000 Option Plan”). Under the 2000 Option Plan, the Company was authorized to grant certain employees, consultants, officers and directors of the Company and its affiliates options to purchase up to 4,000,000 common shares of the Company at $5.00 per share. The options have vesting periods ranging from immediate to three years after the grant date. Of the options originally authorized as part of the November 24, 1998 Employee Plans, 90,276 were redesignated to be included in the 2000 Option Plan.

F-14

On April 11, 2001, the Board of Directors approved the 2001 Stock Option Plan (“2001 Option Plan”) to replace the 2000 Option Plan. The 2001 Option Plan is in all respects identical to the 2000 Option Plan, which had not been approved by a vote of the stockholders within one year of its adoption by the Board and therefore became ineffective. The 2001 Option Plan was approved by a vote of the stockholders at the Annual General Meeting on May 10, 2001.  In October 2000, the Board of Directors of the Company approved the re-pricing, at $2.00 per share, of the exercise price of all options previously granted at $5.00 per share under the 2000 Option Plan. On March 9, 2001, the Board of Directors approved the re-pricing, at $0.60 per share, of these same options. On April 11, 2001, the Board of Directors of the Compan y approved the re-pricing, at $0.60 per share, of all options previously granted to directors at $2.50 per share under the 2000 Option Plan.  During the year ended September 30, 2003, the Board of Directors approved the repricing of certain options previously granted to directors, officers, employees and consultants from $0.60 per share to $0.33 per share.  As of September 30, 2003, a total of 1,925,624 of the 2,565,000 shares subject to outstanding options under the 2001 Stock Option Plan had been repriced to $0.33 per share.  As a result of such repricing, the Company is subject to variable-plan accounting for such options and, accordingly, it recognized non-cash charges for compensation expense of $714,630 during the year ended September 30, 2003 based on the net increases in the market value of the options subsequent to the respective dates of repricing.  The Company did not recognize any charges for compensation expense during the year ended September 30, 2002 rel ated to variable-plan accounting since the changes in the market value of the options were immaterial.

On May 9, 2002, the Board of Directors of the Company granted a total of 230,000 options pursuant to the 2001 Option Plan to employees. These options have a five-year term and an exercise price of $0.60 per share.

On September 12, 2002, the Board of Directors of the Company granted each independent Board member additional options as compensation for sitting on the Board for the current and upcoming year. Douglas Hooper, J.E. “Ted” Boyle and Robert Dyck each received 50,000 fully vested options at an exercise price of $0.60 per share, exercisable for five years.

On July 29, 2003 the Board of Directors granted a total of 215,000 options pursuant to the 2001 Option Plan to employees.  These options have a five-year term and an exercise price of $0.33 per share.

The Company accounts for its stock-based employee compensation plans under the intrinsic value method per APB 25 whereby compensation cost is recorded for the excess, if any, of the quoted market price of the common shares over the exercise price at the date of grant for all employee stock options issued. For the years ended September 30, 2003 and 2002, there was no excess and, accordingly, no compensation cost was required to be recorded in connection with options issued to directors, officers and employees.

Since the Company has elected to continue to use the provisions of APB 25 in accounting for stock options granted to employees, it is required by SFAS 123 and SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” to present additional pro forma information showing effects on its historical results of operations of the use of a method that estimates the fair value of the options at the grant date and then amortizes the fair value to expense over the options’ vesting period. Had the Company elected to recognize compensation expense based upon the fair value at the grant dates for awards under these plans, net loss and loss per common share would have been increased to the pro forma amounts shown in the table below.  The fair value of each grant was estimated on the date of grant using the Black-Sc holes option pricing model and the assumptions set forth in Note 4(d).

F-15

	Years ended September 30,

	2003	2002

Net loss as reported	$(2,117,707)	$(2,988,036)
Deduct: Total stock based employee compensation determined under fair value based method for all awards	135,892	1,653,309

Pro forma net loss	$(2,253,599)	$ ((4,641,345)
Pro forma loss per common share	$(0.10)	$(0.25)

The unamortized fair value of all remaining outstanding employee stock options as of September 30, 2003 is $78,413, which will be charged to pro forma net earnings in future years according to the vesting terms of the options.

(c)   Issuance of Options to Consultants:

On February 28, 2003, the Company granted five-year options to purchase a total of 25,000 shares of common stock under the 2001 Option Plan to a consultant in exchange for services. The options were originally granted at an exercise price of $0.60 per share but were repriced on July 23, 2003 at $0.33 per share. The fair value of the options, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 (See Note 4(d)), was $3,750, which was charged to general and administrative expenses in the year ended September 30, 2003.

On January 17, 2003, the Company granted options to purchase a total of 150,000 shares of common stock under the 2001 Option Plan to a consultant in exchange for services. Options to purchase 75,000 shares became vested immediately and exercisable at $0.60 per share and options to purchase the remaining 75,000 shares vest over one year and are exercisable at $1.00 per share.  All of these options expire in two years from the date of grant. The fair value of the options, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 (See Note 4(d)) was $18,750, which was charged to general and administrative expenses in the year ended September 30, 2003.

On May 9, 2002, the Company granted options to purchase a total of 50,000 shares of common stock under the 2001 Option Plan to a consultant in exchange for services. The options are exercisable at $0.60 per share, vested immediately and are exercisable for a period of five years. The fair value of the options, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 (see Note 4(d)) was $20,000, which was charged to general and administrative expenses in the year ended September 30, 2002.

(d)   Stock Option Activity:

The Employees’ Plans were initially authorized to issue a total of 4,000,000 shares and the Suppliers’ Plan was authorized to issue a total of 250,000 shares. The following table summarizes all of the Company’s stock option activity during the years ended September 30, 2003 and 2002:

F-16

	Options Available For Issuance	Number of Options Outstanding	Options Exercised	Weighted Avg. Exercise Price Per Share

Outstanding at Sept. 30, 2001	836,404	3,288,596	125,000	$0.75
Granted (weighted average fair value of $0.41 per share)	(430,000)	430,000	—	$0.60
Expired	895,846	(895,846)		0.60
Exercised	—	—	—	$—
Outstanding at Sept. 30, 2002	1,302,250	2,822,750	125,000	$0.68
Cancelled (A)	2,000,624	(2,000,624)		$0.83
Granted (A)	(2,000,624)	2,000,624		$0.36
Granted (weighted average fair value of $0.34 per share)	(390,000)	390,000	—	$0.33
Expired	112,125	(112,125)		0.60
Exercised	—	(285,625)	285,625	$0.46
Outstanding at Sept. 30, 2003	1,024,375	2,815,000	410,625	$0.44

(A) Includes options to purchase 1,769,624 shares of common stock that were re-priced from an exercise price of $0.60 per share to an exercise price of $0.33 per share; options to purchase 206,000 shares that were re-priced from an exercise price of $2.50 to an exercise price of $0.60 per share; and options to purchase 25,000 shares of common stock that were re-priced from an exercise price of $1.50 per share to an exercise price of $0.33 per share.

As at September 30, 2003, the following stock options were outstanding:

Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (years)	Number Exercisable

$0.33	2,135,000	2.50	1,698,168
0.60	505,000	1.30	505,000
1.00	75,000.54		75,000
1.50	73,885.45		73,885
1.75	12,375	1.46	12,375
2.00	13,740	1.46	13,740

Total	2,815,000		2,378,168

The 436,832 unvested options outstanding at September 30, 2003 vest over a three-year period.

Warrants Issued:

During the year ended September 30, 2003 the Company issued warrants to purchase 5,287,363 shares of common stock at an average weighted exercise price of $0.33 per share.  Such warrants had an estimated fair value of $264,022 at the date of grant calculated using a Black-Scholes option pricing model. Accordingly, the Company initially increased unearned compensation and additional paid-in capital by the fair value of the warrants.

F-17

The following table summarizes all of the Company’s warrant activity during the years ended September 30, 2003 and 2002:

	Number of Warrants Outstanding	Weighted Avg. Exercise Price Per Share ($)

Outstanding at Sept. 30, 2001	3,532,749	1.22
Granted	4,412,500.43
Expired	(3,367,749)	1.22
Outstanding at Sept. 30, 2002	4,577,500	0.42
Granted (2)	5,287,363	0.33
Expired	(165,000)	1.00
Cancelled (1)	(137,847)	.43
Exercised (1)	(94,653)	0.43
Outstanding at Sept. 30, 2003	9,467,363	0.37

(1)   Certain of the warrants issued to investors contain cashless exercise provisions. During the year ended September 30, 2003, certain investors exercised warrants to purchase 232,500 shares of common stock pursuant to the cashless provision, therefore warrants to purchase 137,847 shares were canceled as payment for the exercise price of the 94,653 shares issued.  As the fair value of the warrants at the date of grant exceeded the fair value of the shares issued upon exercise, no additional compensation was recorded in the accompanying consolidated financial statements.

(2)   The Company granted the following options during the year ended September 30, 2003:

Warrant Holder	Number of Warrants	Exercise Price ($)	Expiration Date

William Begley (A)	200,000	0.25	11/26/05
Lloyd Berhoff (A)	150,000	0.25	11/26/05
Steve Mazur (A)	25,000	0.33	2/28/06
David Lyall (A)	40,000	0.33	5/28/06
Steve Mazur (A)	25,000	0.33	5/28/06
Steve Mazur (B)	250,000	0.33	6/10/08
MH Holdings (B)	250,000	0.33	6/10/08
June 30, 2003 Private Placement Warrant Holders (C)	3,900,000	0.33	6/24/08
William Begley (A)	254,110	0.40	7/23/08
Lloyd Berhoff(A)	193,253	0.40	7/23/08

(A)These warrants were issued in connection with notes payable (See Note 3).

(B) These warrants were issued pursuant to consulting agreements.  The fair value of such warrants of $125,000 as determined using a Black-Scholes option pricing model was initially charged to unearned compensation with an offsetting credit to additional paid-in capital.  The unearned compensation, which is reflected as a reduction of stockholders’ equity, is being amortized to the appropriate expense over the benefit period of the consulting agreement.

F-18

(C) See description of private placement below.

Assumptions Used in Determining Fair Value of Stock Options and Warrants:

The fair value of the warrants issued in connection with the issuances of notes payable, the fair value of the options issued to employees used in connection with the computation of pro forma net loss and loss per common share and the fair value of the options and warrants issued to non-employees in exchange for consulting, marketing and financial services were estimated using a Black-Scholes option-pricing model with the following weighted-average assumptions used for 2003 and 2002:

Expected volatility	127%
Risk-free interest rate	4.75%
Expected years of option life	1 to 5
Expected dividends	0%

Stock Purchase Plan:

On October 23, 2001, the Company established, and the Board of Director’s approved, the 2001 Employee Stock Purchase Plan (“Purchase Plan”) whereby certain employees (i) whose customary employment is greater than 20 hours per week, (ii) are employed for at least six consecutive months, and (iii) do not own five percent or more of any class of Company stock can participate in the Purchase Plan and invest from one percent to fifty percent of their net pay, through payroll deduction, in Company common stock. In addition, participating employees can invest from one percent to one hundred percent of any Company bonus in Company common stock. Employees are limited to a maximum investment per calendar year of $25,000.

There are a maximum number of shares of Company common stock reserved under the Purchase Plan of 2,000,000 shares. The Purchase Plan shall terminate in five years or (i) upon the maximum number of shares being issued, or (ii) sooner terminated per the discretion of the administrator. The purchase price per share under the Purchase Plan is equal to 85% of the fair market value of a share of Company common stock at the beginning of the purchase period or on the exercise date (the last day in a purchase period) whichever is lower.

During the years ended September 30, 2003 and 2002, the Company issued 424,875 and 473,459 shares respectively, to employees under the Purchase Plan. The aggregate purchase price for those shares of $83,976 and $119,413, respectively, was paid by the employees through the offset of the amount they owed for the shares against an equivalent amount the Company owed them for accrued salaries or severance. Funds derived from the employee purchase of Company common stock under the Purchase Plan can be used for general corporate purposes.

Shares Issued in Lieu of Salary of Executive Officer:

On January 29, 2003, the Company issued 169,533 shares to an executive officer to pay $50,250 of salary accrued as of September 30, 2002.

On August 5, 2003, the Company issued 207,843 shares to an executive officer to pay $36,000 of salary accrued during the year ending September 30, 2003.

On September 30, 2003, Board of Directors authorized the issuance of 50,000 shares of common stock with a fair value of $12,000 to an executive officer as additional salary.

F-19

Shares Issued Pursuant to Severance Agreement:

During the year ended September 30, 2003, the Company issued 92,308 shares of common stock to a former employee to pay accrued compensation of $16,615 pursuant to a severance agreement. The Company had no further obligation to the employee as of September 30, 2003.

Shares Issued for Settlement of Accounts Payable:

Pursuant to a settlement agreement with Direct Focus, a supplier, the Company issued 140,000 shares of common stock during the year ended September 30, 2003 with a fair value of $26,600 as partial settlement of an outstanding trade payable and recognized a gain of approximately $36,000, which is included in the gain on settlement of accounts payable of $175,011 in the accompanying consolidated statement of operations.

Shares Issued Pursuant to Private Placement:

On June 10, 2003, the Company began offering 11 units of common stock and warrants at $75,000 per unit to raise up to $825,000 through a Confidential Offering Memorandum with Casimir Capital L.P. as placement agent.  Each unit consisted of 300,000 common shares and warrants to purchase 300,000 common shares at an exercise price of $0.33 per share through June 2008. The Company closed the sale of all 11 units on June 30, 2003 and received proceeds of approximately $664,000, net of fees and expenses of approximately $161,000. The Company also issued 600,000 warrants to the placement agent for services in connection with the offering of the equity securities.  The Company issued 3,300,000 common shares for this obligation on June 30, 2003.

5.     COMMITMENTS AND CONTINGENCIES

(a)   Litigation

The Company has been named as a defendant in a lawsuit by Whistler Cable Television Ltd. claiming damages for conversion, the return of personal property, an injunction and costs. The Company has filed a defense disputing that the plaintiff has any legal right to bring the action, and alleging that in any event the amount of damages suffered, if any, is minimal. As of September 30, 2003, this case was still in the pre-discovery phase. Given the preliminary stage of the proceedings, it was not possible for management to estimate or determine whether there will be any loss to the Company. The amount, if any, of such loss will be recorded in the period in which it becomes determinable.

(b)   Contracts

The Company has previously entered into a management agreement with a senior executive that provides for annual compensation, excluding bonuses, of $180,000. The Company can terminate this agreement at any time upon reasonable notice and the payment of an amount equal to 24 months of salary. In the event of a change in control of the Company, either party may, during a period of 12 months from the change of control, terminate the agreement upon reasonable notice and the payment by the Company of an amount equal to 36 months of salary.

(c)   Disputed Accounts Payable

As of September 30, 2003, the Company was in a dispute with WorldCom over charges of $58,367 based on their pricing of two T-1 lines for Internet service. It is the Company’s position that the pricing should be consistent with written quotes received by the Company from WorldCom. WorldCom has been charging a substantially more significant price. WorldCom has been unresponsive to requests to negotiate. Management believes that the Company has made appropriate accruals as of September 30, 2003 and the amount, if any, of charges to be recorded in subsequent periods in connection with these disputes will not be material.

F-20

(d)   Operating Leases

The Company is required to make future minimum rental payments of $81,470 during the year ended September 30, 2004 under a non-cancelable lease for its facilities. Rent expense under all operating leases amounted to $129,888 and $127,873, respectively, for the years ended September 2003 and 2002.

6.     STRATEGIC ALLIANCES

(a)   DIRECTV

In May 2000, the Company entered into a long-term System Operator Agreement with DirecTV, Inc. (“DIRECTV”), a California company. On September 29, 2003, the Company entered into a new System Operator Agreement with DIRECTV, which replaced the System Operator Agreement previously executed by the Company and was due to initially expire on May 19, 2005.  The Company’s contract with DIRECTV gives the Company a share of monthly net subscriber receipts, depending upon the number of active subscribers, from the sale of DIRECTV programming services, plus a commission for each new subscriber addition. The Company incurs only the costs associated with the implementation of its services and will not share any of DIRECTV’s programming or broadcasting costs.

(b)   Cisco Systems

In July 2001, the Company entered into a Master Lease Agreement to Purchase Equipment with Cisco Systems, Inc. (“Cisco”). Under this agreement, the Company will receive preferred pricing and discounts for equipment purchased to support the Company’s high-speed Internet services. As part of this agreement, Cisco Systems Capital Corp. has extended lease financing to the Company for the purchase of Internet related equipment with monthly repayment terms over three years from the date that the goods were accepted. The total credit available under the agreement is $500,000, 30% of which can be installation costs capitalized under the lease. As of September 30, 2003, the Company had a total remaining obligation under this agreement of $102,861, which was accounted for as a capital lease. Such purchases are non-cash transactions ..

Future minimum lease payments under capital lease obligations in each of the years subsequent to September 30, 2003 are as follows:

Year Ending September 30,	Amount

2004	$102,861
Less amount representing interest	8,140

Present value of net minimum lease payments	$94,721

The net book value of equipment under capital leases as of September 30, 2003 was $115,409 and is included in property and equipment.

7.     ACQUISITION OF SUBSCRIBERS AND EQUIPMENT

In February 2002, the Company executed an agreement with Verizon Media Ventures and Verizon Entertainment Services (“Verizon”) to purchase certain assets of its digital satellite video division. A majority of the funds raised through the series of privately offered convertible promissory notes in January 2002 were for the purchase, integration, maintenance and growth of the portfolio of subscribers and properties being acquired by the Company from Verizon (see Note 3). The assets acquired consisted of digital satellite video subscribers and the equipment and systems to service these subscribers in MDU properties located mainly in the Northeast U.S. The total acquisition price of $763,210 was attributable to building access agreements and customer lists and, accordingly, included in intangible assets. Intangible assets acquired are being amortized over four years.

F-21

8.     INVESTMENT IN AND TRANSACTIONS WITH AVALONBAY JOINT VENTURE

As part of an acquisition on April 30, 2001, the Company acquired a 50% interest in a joint venture agreement with AvalonBay Cable I, Inc. (the “Joint Venture”), an affiliate of AvalonBay Communities, Inc., for the purpose of managing, owning and otherwise operating systems and equipment to provide digital satellite television services to certain of AvalonBay’s residential communities. The Company’s 50% investment in the Joint Venture had been accounted for pursuant to the equity method and, accordingly, the Company’s proportionate interest in the net earnings of the Joint Venture has been reflected separately in the Company’s consolidated statement of operations for the year ended September 30, 2002. During the year ended September 30, 2002, the Company made additional contributions of $207,622, receiv ed distributions of $127,387 and recorded $32,010 as its 50% share of the Joint Venture’s net income, and its investment in the Joint Venture was $311,466 at September 30, 2002.

During the year ended September 30, 2003, the percentage of the Company’s ownership interest in the Joint Venture increased from 50% to 100%.  The increase in the Company’s interest resulted from the purchase by the Company on July 28, 2003 of the 50% interest held by AvalonBay Cable I, Inc. for approximately $320,000.  As of that date, the Joint Venture provided services to approximately 2,084 subscribers in 11 properties.  The acquisition of the controlling interest was accounted for pursuant to the purchase method and the purchase price was allocated to the fair value of the net assets acquired, which approximated their carrying values.  Accordingly, the Joint Venture became a consolidated subsidiary of the Company effective October 1, 2002 and increased/(decreased) the consolidated balance sheet as follo ws:

Cash and cash equivalents	$15,672
Accounts receivable, net	285,637
Property and equipment, net	751,762
Investment in joint venture	(311,466)

Total	$741,605

Accounts payable	$282,184
Other accrued liabilities	20,243
Deferred revenue	127,596
Minority interest	311,582

Total	$741,605

Had the Joint Venture been consolidated in the statement of operations for the year ended September 30, 2002, revenues would have increased by $496,697, expenses would have increased by $432,675 and minority interest expense would have increased by $32,011.  However, such consolidation would have had no effect on the net loss.

On July 30, 2003, the Joint Venture sold 1,273 digital satellite television subscribers in five properties to CSC Holdings, Inc. (“CSC Holdings”) for $1,200 per subscriber. The total sales price, including amounts applicable to the sale of certain related equipment, was $1,557,600.  Approximately $381,000 of the sales price was held in escrow for 80 days to confirm the number of subscribers and after September 30, 2003, $32,400 was returned to CSC Holdings from escrow due to subscriber fluctuations. After certain transactional deductions, including a negotiated recoupment by the Company of approximately $150,000 of the $320,000 purchase price for the Company’s additional 50% interest in the Joint Venture described above, the net proceeds from the sale will flow 50% to the Company with the other 50% apportioned to each of the ot her owner entities of the five properties involved in the CSC Holdings sale.  At September 30, 2003, the Company has accrued approximately $550,000 representing 50% of the net proceeds due its former partners.  Accordingly, the accompanying consolidated statement of operations for the year ended September 30, 2003 includes a gain on sale of customers to CSC Holdings of approximately $703,000, which is net of the write-off of the remaining net book value of tangible and intangible assets the Company will no longer use.

F-22

The Company’s revenue for the year ended September 30, 2002 includes $280,818 from sales of receivers to the Joint Venture and charges primarily for installation and management fees. The Company also receives certain payments from DIRECTV on behalf of the Joint Venture. The Company did not have any material net receivables from or payables to the Joint Venture at September 30, 2002.

9.     PROPERTY AND EQUIPMENT

The components of property and equipment are set forth below:

	September 30,

	2003	2002

Telecommunications equipment, installed	$4,875,749	$3,587,397
Computer equipment	339,732	341,732
Furniture and fixtures	105,412	105,640
Vehicles	24,954	24,954

	5,345,847	4,059,723
Less: Accumulated depreciation	(1,609,167)	(739,348)

	$3,736,680	$3,320,375

Depreciation expense amounted to $845,656 and  $487,391 for the years ended September 30, 2003 and 2002, respectively.

10.   INTANGIBLE ASSETS

The components of intangible assets are set forth below:

	September 30,

	2003	2002

Building access agreements and subscriber lists	$2,007,516	$2,011,627
Less: Accumulated amortization	(925,534)	(506,398)

	$1,081,982	$1,505,229

Amortization expense amounted to $419,136 and $335,076 for the years ended September 30, 2003 and 2002, respectively. Amortization of intangibles in years subsequent to September 30, 2003 is as follows:

Year	Amortization Amount

2004	$419,136
2005	419,136
2006	243,710

11.   INCOME TAXES

The Company had pre-tax losses but did not record any credits for Federal or other income taxes for the years ended September 30, 2003 and 2002. The Company did not record Federal income tax benefits at the statutory rate of 34% and state income tax credits because (a) it has incurred losses in each period since its inception and cannot carry back any of its losses against previously recorded income tax expense and (b) although such losses, among other things, have generated future potential income tax benefits, there is significant uncertainty as to whether the Company will be able to generate income in the future to enable it to realize any of those benefits and, accordingly, it has had to take valuation reserves against those potential benefits as shown below.

F-23

As of September 30, 2003 and 2002, the Company had net deferred tax assets, which generate potential future income tax benefits that consisted of the effects of temporary differences attributable to the following:

	2003	2002

Deferred tax assets:
Benefits from net operating loss carryforwards:
United States	$3,866,000	$2,802,000
Canada	3,199,000	3,135,000
Depreciation of property and equipment
Amortization of intangible assets	274,000	135,000
Other	63,000	40,000

Totals	7,402,000	6,112,000
Deferred tax liabilities—depreciation of property and equipment	(450,000)	(281,000)

Net deferred tax assets	6,952,000	5,831,000
Less valuation allowance	(6,952,000)	(5,831,000)

Total	$—	$—

At September 30, 2003 and 2002, the Company had net operating loss carry forwards of approximately $9,666,000 and $7,005,000, respectively, available to reduce future Federal taxable income and net operating loss carryforwards of approximately $7,030,000 and $6,890,000, respectively, available to reduce future Canadian taxable income. As of September 30, 2003, the Federal tax loss carry forwards will expire from 2004 through 2023 and the Canadian tax loss carryforwards will expire from 2005 through 2009. However, the Company terminated substantially all of its Canadian operations in the year ended September 30, 2002.

The deferred tax valuation allowance increased by $1,121,000 and $1,945,000 in the years ended September 30, 2003 and 2002, respectively.

12.   SEGMENT AND RELATED INFORMATION

The Company operates in one industry segment. The Company’s operations are comprised of providing delivery of home entertainment and information technology to multi-unit dwellings.

13.   GAIN ON SALE OF CUSTOMERS

The gain on sale of customers during the year ended September 30, 2003 consisted of the following:

Transaction	Gain

Joint Venture(A)	$703,309
CSC Holdings(B)	$152,150
Other(C)	$13,800

Total	$869,259

(A)   See Note 8 above.

F-24

(B)   On December 6, 2002, the Company entered into an agreement to sell certain equipment and customer lists associated with a particular multi-dwelling unit property.  The sales price was fixed at $1,150 cash per active subscriber, plus certain equipment for a total sales price of $185,150.

(C)   On January 16, 2003, the Company entered into an agreement to sell certain equipment and customer lists associated with a particular multi-dwelling unit property.  The purchase price was fixed at $67,000 payable in cash.

14.   SUBSEQUENT EVENTS

From October 1, 2003 through December 10, 2003, options for 373,334 common shares were exercised pursuant to the 2001 Stock Option Plan for net proceeds to the Company of $218,750.

From October 1, 2003 through December 10, 2003, warrants for 3,592,500 common shares were exercised for net proceeds to the Company of $1,544,755.

From October 1, 2003 through December 10, 2003, warrants for 199,645 common shares were exercised pursuant to cashless provisions, and 62,855 additional warrants were cancelled in exchange for the exercise price.

On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Roselink for $100,000 (see Note 3). The seventh quarterly payment was due on October 24, 2003. Because the payment was not made, the amount due was automatically converted into a total of 39,583 common shares, which were issued on November 16, 2003.

On November 24, 2003, the Company closed a private placement of its securities pursuant to a Confidential Offering Memorandum.  The placement was made up of 22 units with each unit consisting of 100,000 common shares and 50,000 warrants to purchase common shares.  The price of the common shares and the exercise price of the warrants to purchase common shares were set at $1.50 and $1.75 per share, respectively.   The Company received net proceeds in the amount of $3,300,000.

F-25

MDU COMMUNICATIONS INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
March 31, 2004 (Unaudited) and September 30, 2003

	March 31, 2004	September 30, 2003

ASSETS

CURRENT
Cash and cash equivalents	$5,229,499	$507,775
Accounts receivable- trade, net of an allowance of $78,102 and $72,605	514,255	348,332
Prepaid expenses and deposits	98,606	463,314

TOTAL CURRENT ASSETS	5,842,360	1,319,421

Telecommunications equipment inventory	254,966	255,878
Property and equipment, net of accumulated depreciation of $2,091,593 and $1,609,167	4,126,381	3,736,680
Intangible assets, net of accumulated amortization of $1,093,072 and $925,534	935,986	1,081,982

TOTAL ASSETS	$11,159,693	$6,393,961

LIABILITIES and STOCKHOLDERS’ EQUITY

CURRENT
Accounts payable	$462,832	$489,275
Other accrued liabilities	106,484	700,171
Current portion of notes payable, net of debt discount of $0 and $14,645	22,070	86,653
Current portion of equipment loans	64,930	94,721

TOTAL CURRENT LIABILITIES	656,316	1,370,820

Deferred revenue	585,213	579,941
Equipment loans, net of current portion	72,788	—

TOTAL LIABILITIES	1,314,317	1,950,761

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001; 5,000,000 shares authorized	—	—
Common stock, par value $0.001; 50,000,000 shares authorized, 37,887,186 and 27,751,479 shares issued and outstanding	37,887	27,750
Additional paid-in capital	34,314,337	21,822,509
Unearned compensation	(2,229,519)	(83,333)
Accumulated deficit	(22,277,329)	(17,323,726)
Accumulated other comprehensive income		—

TOTAL STOCKHOLDERS’ EQUITY	9,845,376	4,443,200

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,159,693	$6,393,961

See accompanying notes to the condensed consolidated financial statements

F-26

MDU COMMUNICATIONS INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
Six Months Ended March 31, 2004 and 2003

	Six Months Ended March 31,

	2004	(restated) 2003

REVENUE	$1,811,819	$2,151,591

OPERATING EXPENSES
Direct costs	523,679	546,547
Sales expenses	231,342	178,121
Customer service expenses	537,914	502,158
General and administrative expenses (including non-cash charges of $2,783,903 and $109,755)	3,531,852	717,161
Depreciation and amortization	648,887	519,340

TOTALS	5,473,674	2,463,327

OPERATING LOSS	(3,661,855)	(311,736)

Other income (expense)
Gain on sale of property and equipment	—	165,950
Gain on settlement of accounts payable	9,497	119,447
Interest income	15,586	—
Interest expense (including non-cash interest of $1,270,800 and $486,235)	(1,284,649)	(646,397)
Minority interest	—	(30,364)
Other	(32,182)	—

NET LOSS	$(4,953,603)	$(703,100)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.15)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	34,131,218	20,963,638

See accompanying notes to the condensed consolidated financial statements

F-27

MDU COMMUNICATIONS INTERNATIONAL, INC.
Condensed Consolidated Statement of Stockholders’ Equity
Six Months Ended March 31, 2004
(Unaudited)

	Common stock
			Additional	Unearned	Accumulated
	Shares	Amount	paid-in capital	compensation	deficit	Total

Balance, October 1, 2003	27,751,479	$27,750	$21,822,509	$(83,333)	$(17,323,726)	$4,443,200

Conversion of notes payable and accrued interest	78,314	79	25,765			25,844

Issuance of common stock as settlement of accounts payable	40,135	40	28,054			28,094

Issuance of common stock for accrued compensation	100,017	100	72,296			72,396

Issuance of common stock and warrants in connection with private placement	2,200,000	2,200	3,297,800			3,300,000

Issuance of common stock for options and warrants exercised, including effects of cashless exercises	7,717,241	7,718	4,145,815			4,153,533

Effect of variable accounting for options			2,448,198			2,448,198

Issuance of options and warrants in exchange for services			2,473,900	(2,398,700)		75,200

Amortization of unearned compensation				252,514		252,514

Net loss					(4,953,603)	(4,953,603)

Balance, March 31, 2004	37,887,186	$37,887	$34,314,337	$(2,229,519)	$(22,277,329)	$9,845,376

See accompanying notes to the condensed consolidated financial statements

F-28

MDU COMMUNICATIONS INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
Six months ended March 31, 2004 and 2003

	For the six months ended March 31,

	2004	2003

		(Restated)
OPERATING ACTIVITIES
Net loss	$(4,953,603)	$(703,100)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	7,991	29,255
Depreciation and amortization	648,887	519,340
Amortization of unearned compensation	252,514	—
Effect of variable accounting for stock options	2,448,198	—
Issuance of options and warrants in exchange of services	75,200	80,500
Charge to interest expense for amortization of deferred finance costs and debt discount	14,645	486,235
Charge to interest expense from cashless exercise of warrants by lenders	1,256,155
Minority interest	—	30,364
Gain on settlement of accounts payable	(9,497)	(119,447)
Gain on sale of property and equipment	—	(165,950)
Changes in operating assets and liabilities:
Accounts receivable	(173,914)	490,895
Prepaid expenses and deposits	364,708	34,711
Accounts payable	26,571	171,216
Other accrued liabilities	(520,447)	(468,570)
Deferred revenue	5,272	(120,062)

Net cash provided by (used in) operating activities	(557,320)	265,387

INVESTING ACTIVITIES
Purchase of property and equipment	(731,104)	(441,163)
Acquisition of other assets	(20,465)	—
Proceeds from sale of property and equipment	—	267,822

Net cash used in investing activities	(751,569)	(173,341)

FINANCING ACTIVITIES
Payments of notes payable	(69,651)	(337,329)
Proceeds from notes payable	—	250,000
Proceeds from private placement	3,300,000
Proceeds from options and warrants exercised	2,897,377
Payments of equipment loans	(97,113)	(25,000)

Net cash provided by (used in) financing activities	6,030,613	(112,329)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,721,724	(20,283)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	507,775	99,277

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,229,499	$78,994

See accompanying notes to the condensed consolidated financial statements

F-29

MDU COMMUNICATIONS INTERNATIONAL, INC.
Notes To The Condensed Consolidated Financial Statements
(Unaudited)

1.            GENERAL

Interim Financial Statements:

The accompanying unaudited condensed consolidated financial statements of MDU Communications International, Inc. and its subsidiaries (the “Company”) have been prepared in conformity with accounting principles generally accepted in the United States of America (“United States GAAP”) for interim financial information and, therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with United States GAAP have been condensed, or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the financial statements include all material adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the financial statements for the interim periods presented. These financial statements sh ould be read in conjunction with the consolidated financial statements and notes thereto (the “Audited Financial Statements”) also included in this prospectus.  The results of operations for any interim period are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

Description of Business:

The Company provides delivery of digital satellite television programming and high-speed (broadband) Internet service to residents of multi-dwelling unit properties such as apartment buildings, condominiums, gated communities, hotels and universities.

Acquisition of Minority Interest and Retroactive Consolidation of Joint Venture:

As explained in Note 8 to the Audited Financial Statements, as part of an acquisition on April 30, 2001, the Company acquired a 50% interest in a joint venture agreement with AvalonBay Cable I, Inc. (the “Joint Venture”), an affiliate of AvalonBay Communities, Inc., for the purpose of managing, owning and otherwise operating systems and equipment to provide digital satellite television services to certain of AvalonBay’s residential communities. The Company’s 50% investment in the Joint Venture had been accounted for pursuant to the equity method and, accordingly, the Company’s proportionate interest in the net earnings of the Joint Venture had been reflected separately in the Company’s consolidated statement of operations through the nine months ended June 30, 2003.

During the fourth quarter of the year ended September 30, 2003, the percentage of the Company’s ownership interest in the Joint Venture increased from 50% to 100%.  The acquisition of the controlling interest was accounted for retroactively as of the beginning of the year ended September 30, 2003 pursuant to the purchase method and, accordingly, the Joint Venture became a consolidated subsidiary of the Company effective October 1, 2002. The accompanying condensed consolidated financial statements for the six months ended March 31, 2003 have been retroactively restated for the effects of the allocation of the purchase price of approximately $320,000 to the fair value of the net assets acquired as of October 1, 2002 which increased/(decreased) the consolidated balance sheet as of that date as follows:

F-30

Cash and cash equivalents	$15,672
Accounts receivable, net	285,637
Property and equipment, net	751,762
Investment in joint venture, at equity	(311,466)

Total	$741,605

Accounts payable	$282,184
Other accrued liabilities	20,243
Deferred revenue	127,596
Minority interest	311,582

Total	$741,605

The retroactive consolidation of the Joint Venture in the statement of operations for the six months ended March 31, 2003 increased revenues by $382,153 and operating expenses by $321,425; however, such consolidation had no effect on the Company’s net loss.

Stock-Based Compensation:

As explained in Notes 2 and 4 to the Audited Financial Statements, the Company accounts for its stock-based employee compensation plans under the intrinsic value method per Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” whereby compensation cost is recorded for the excess, if any, of the quoted market price of the common shares over the exercise price at the date of grant for all employee stock options issued.

Since the Company has elected to continue to use the provisions of APB 25 in accounting for stock options granted to employees, it is required by Statement of Financial Accounting Standards (“SFAS”) 123, “Accounting for Stock-Based Compensation,” and SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” to present additional pro forma information showing effects on its historical results of operations of the use of a method that estimates the fair value of the options at the grant date and then amortizes the fair value to expense over the options’ vesting period. Had the Company elected to recognize compensation expense based upon the fair value at the grant dates for awards to employees, net loss and loss per common share would have been increased or decreased to the pro forma amounts shown in the tables below:

	Six Months Ended March 31,

	2004	2003

Net loss, as reported	$(4,953,603)	$(703,100)
Add: Total stock-based employee compensation expense determined under intrinsic value method for all awards, net of related tax effects	102,096	—
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(250,670)	(128,900)

Pro forma net loss	$(5,102,177)	$(832,000)

Basic and diluted net loss per share:
As reported	$(0.15)	$(0.03)

Pro forma	$(0.15)	$(0.04)

F-31

The fair values of options and warrants granted were determined using a Black-Scholes option pricing model in accordance with SFAS 123 with the following assumptions used during the six months ended March 31, 2004:
Term	2-3 years
Risk-free interest rate	4.00 to 4.65%
Volatility	127%
Dividend yield	0%

Change in Recognition of Certain Revenue Due to New DIRECTV Agreement:

On September 29, 2003, the Company entered into a new System Operator Agreement with DIRECTV, Inc. for the delivery of DIRECTV digital satellite programming. The new agreement contains several material contractual changes from the previous agreement that significantly affect how the Company accounts for this revenue. First, the upfront activation commission that the Company receives from DIRECTV for each new subscriber will now be paid to the Company based on “gross” subscriber additions instead of “net” subscriber additions in a given month. However, the Company must obtain an annual commitment from a subscriber for DIRECTV programming in order to receive the commission. Second, due to this change, the commission can be proportionally “charged back” by DIRECTV only if a subscriber disconnects within the annual commitment period. Because after twelve months no portion of the commission can be “charged back,” as of October 1, 2003, the Company began recognizing this revenue over one year instead of four years.

2.            LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted per share amounts are presented to reflect the dilutive effects of the inclusion in the weighted average number of common shares outstanding for a period of the additional number of common shares arising from the assumed issuance of common stock upon the exercise of stock options or warrants and the conversion of convertible debentures. For the six months ended March 31, 2004 and 2003, basic and diluted loss per common share are equivalent as the Company had net losses for these periods and the effect of the assumed exercise of options or warrants would be anti-dilutive. As of March 31, 2004, the Company had options and warrants that were exercisable (or potentially exercisable) into 6,454,819 shares of common s tock (4,136,847 from warrants and 2,317,972 from options).

3.            NOTES PAYABLE

Notes payable under term loans outstanding as of March 31, 2004 consisted of the following:

Note Description	Balance at March 31, 2004

9% note under term loan due in installments through September 30, 2004(A)	$7,545
8% note under term loan due in installments through October 1, 2004(B)	14,525

Total	$22,070

(A)   On September 30, 2002, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Blonder Tongue Laboratories, Inc., for $30,165. The note has a term of two years with eight equal quarterly payments of principal and earned interest at a stated rate of 9%. This note is secured by certain property and equipment.

F-32

(B)   On October 1, 2003, the Company entered into a second Term Loan and Promissory Note Agreement with a supplier, Blonder Tongue Laboratories, Inc., for $19,367. The note has a term of one year with four equal quarterly payments of principal and earned interest at a stated rate of 8%. The first payment of principal and interest was due on January 2, 2004.

During the six months ended March 31, 2004, the Company did not make the final quarterly payments of principal and earned interest on a 9% convertible promissory note totaling $25,844 and such payments automatically converted into 78,314 shares of common stock at $0.33 per share.

For additional information related to notes payable, see Note 3 to the Audited Financial Statements.

4.            SHARE CAPITAL

Preferred Shares:

As of December 31, 2003, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. The preferred stock may be issued in one or more series with dividend rates, conversion rights, voting rights and other terms and preferences to be determined by the Company’s Board of Directors, subject to certain limitations set forth in the Company’s Articles of Incorporation. However, there were no shares of preferred stock outstanding as of March 31, 2004.

Stock Option Plan:

The following table summarizes all of the Company’s stock option activity during the six months ended March 31, 2004:

	Options Available For Issuance	Number of Options Outstanding	Options Exercised	Weighted Average Exercise Price Per Share

Outstanding at September 30, 2003 (C)	1,024,375	2,815,000	410,625	$0.44
Granted (weighted average fair value of $1.76 per share) (A)	(435,000)	435,000	—	$1.14
Expired	5,625	(5,625)	—	$0.33
Exercised (B)	—	(926,403)	926,403	$0.60

Outstanding at March 31, 2004 (C)	595,000	2,317,972	1,337,028	$0.51

(A)   The intrinsic value of these options, which were granted to employees, of $288,700 was initially charged to unearned compensation with a corresponding increase in additional paid-in capital. The intrinsic value will be amortized to expense over the respective periods of service.

(B)   The Company received cash payments of $551,759 upon the exercise of these options.

F-33

(C)   As discussed in Note 4 to the Audited Financial Statements, the Company re-priced certain options, and as a result, such options were subject to variable accounting provisions.  Accordingly, during the six months ended March 31, 2004, the Company recognized a charge to general and administrative expenses of $2,448,198, associated with the effects of the increase in market price per share of the Company’s common stock.

Stock Purchase Plan:

On October 23, 2001, the Company established, and the Board of Directors’ approved, the 2001 Employee Stock Purchase Plan (the “Purchase Plan”). See Note 4 to the Audited Financial Statements. During the six months ended March 31, 2004, the Company issued 39,366 common shares to employees who purchased common shares from the Purchase Plan to pay for accrued compensation of $34,792.

Warrants Issued:

The following table summarizes all of the Company’s warrant activity during the six months ended March 31, 2004:

Number of Warrants Outstanding

Outstanding at September 30, 2003	9,467,363
Granted (A)	1,640,001
Cancelled (B)	(179,679)
Exercised (B)	(6,790,838)

Outstanding at March 31, 2004	4,136,847

(A)   In connection with the November 24, 2003 private placement described below, the Company issued warrants to purchase 1,100,001 shares of common stock at an exercise price of $1.75 per share that expire on November 24, 2006.

The Company issued warrants to purchase 40,000 shares of common stock for consulting services that had been provided by JRJ Capital. The warrants have an exercise price of $0.65 per share and expire on October 1, 2006. The fair value of the warrants was $75,200 on the date of grant, as calculated using a Black-Scholes option pricing model, which resulted in a charge to compensation expense and an increase in additional paid-in capital in that amount.

In connection with certain agreements, the Company issued warrants to purchase 500,000 shares of common stock at an exercise price of $1.84 per share that expire on February 12, 2008. These warrants vest quarterly over three years. The fair value of the warrants was $2,110,000 on the date of grant, as calculated using a Black-Scholes option pricing model, which resulted in a charge to unearned compensation and an increase in additional paid-in capital in that amount.

(B)   During the six months ended March 31, 2004, certain investors exercised warrants to purchase 1,987,017 shares of common stock with an exercise price of $0.33 per share and 3,930,000 shares of common stock with an exercise price of $0.43 per share, and as a result, the Company received cash proceeds of $2,345,618.

Certain of the warrants issued to investors contain cashless exercise provisions. During the six months ended March  31, 2004, certain investors exercised warrants to purchase 1,053,500 shares of common stock with an exercise price of $0.33 per share. Pursuant to the cashless provisions, warrants to purchase 179,679 shares were canceled as payment for the exercise price based on agreements with the investors and 873,821 shares were issued. In addition, the excess of the fair value of the shares issued at the date of exercise over the fair value of the warrants at the date of grant of $1,256,155 was recorded as a charge to interest expense.

F-34

Shares Issued in Lieu of Salary and Bonus of Executive Officer:

On September 30, 2003, the Board of Directors authorized the grant of a $50,000 year-end bonus to the Chief Executive Officer with the option to take the bonus in cash or common shares at the purchase price used for the Employee Stock Purchase Plan.  The Chief Executive Officer elected to take the net effect of bonus in common shares.  The Company issued 60,650 shares for this obligation on February 6, 2004.

Shares Issued for Settlement of Accounts Payable:

The Company issued 40,135 shares of common stock during the six months ended March 31, 2004 with a fair value of $28,094 pursuant to agreements for settlements of outstanding trade accounts payable and recognized a gain of $9,497.

Shares Issued Pursuant to Private Placement:

On November 24, 2003, the Company closed a private placement of its securities pursuant to a Confidential Offering Memorandum.  The placement was made up of 22 units with each unit consisting of 100,000 common shares and 50,000 warrants to purchase common shares at an exercise price of $1.75 per share.  The Company received net proceeds in the amount of $3,300,000 and issued 2,200,000 common shares, at effectively $1.50 per share, and 1,100,001 warrants to purchase common shares.

5.            COMMITMENTS AND CONTINGENCIES

Litigation:

The Company has been named as a defendant in a lawsuit by Whistler Cable Television Ltd. claiming damages for conversion, the return of personal property, an injunction and costs. The Company has filed a defense disputing that the plaintiff has any legal right to bring the action, and alleging that in any event the amount of damages suffered, if any, is minimal. As of March 31, 2004, this case was still in the pre-discovery phase. Given the preliminary stage of the proceedings, it is not possible for management to estimate or determine whether there will be any loss to the Company. The amount, if any, of such loss will be recorded in the period in which it becomes determinable.

On March 15, 2004, the Company became aware of a lawsuit filed against it in the Supreme Court of the State of New York by the successor entity of SmallCaps Online Group LLC (“SmallCaps”).  As of May 11, 2004, the Company had not yet been served with the Summons. SmallCaps and the Company entered into an engagement on November 1, 2001, terminable after one year, whereby SmallCaps was retained to perform financial advisor and investor relations duties on behalf of the Company for a fee of $6,000 per month and 150,000 warrants at $0.31 per share to purchase common stock of the Company.  SmallCaps is alleging the Company breached this engagement, that the monthly payable totaling $101,816 should have converted, pursuant to an alleged settlement, into 407,267 shares of Company common stock and 203,634 warrants to purchase common stock at $0.25 and $0.30, respectively, and that it has therefore suffered damages of $2,015,324 based on a missed opportunity to sell at a price of $2.79 per share. The Company maintains that the allegations of SmallCaps are without merit, and intends to vigorously contest its claims.

F-35

Contracts:

The Company has previously entered into a management agreement with a senior executive that provides for annual compensation, excluding bonuses, of $200,000. The Company can terminate this agreement at any time upon reasonable notice and the payment of an amount equal to 24 months of salary. In the event of a change in control of the Company, either party may, during a period of 12 months from the date of the change of control, terminate the agreement upon reasonable notice and the payment by the Company of an amount equal to 36 months of salary.

Disputed Accounts Payable:

As of March 31, 2004, the Company was in a dispute with WorldCom (MCI) over charges of $54,977 based on their pricing of two T-1 lines for Internet service. It is the Company’s position that the pricing should be consistent with written quotes received by the Company from WorldCom. WorldCom has been charging a substantially higher price. Management believes that the Company has made appropriate accruals as of March 31, 2004 and the amount, if any, of charges to be recorded in subsequent periods in connection with this dispute will not be material.

6.            EQUIPMENT LOANS

The Company finances certain equipment under equipment loans that mature through 2007. During the six months ended March 31, 2004, the Company entered into loan agreements for new equipment having a cost basis of $92,418.  In addition, the Company assumed loans for capital equipment with a remaining cost basis of $47,693. The following is a schedule by years of future minimum payments required under equipment loans as of March 31, 2004.

Year ending December 31,	Amount

2004	$58,601
2005	49,860
2006	39,777
2007	9,657

Total minimum payments	157,895
Less amount representing interest	20,177

Present value of net minimum payments	137,718
Less current portion	64,930

Long-term portion	$72,788

7.            INCOME TAXES

As of March 31, 2004, the Company had net operating loss carryforwards of approximately $20,574,000  ($7,114,000 related to Canadian operations and  $13,460,000 related to United States operations) available to offset future taxable income. Due to uncertainties related to, among other things, the timing and amount of future taxable income and potential changes in control, the Company offset net deferred tax assets of $8,379,000 arising primarily from the benefits of net operating loss carryforwards by an equivalent valuation allowance as of March 31, 2004. The Company had also offset such benefits through valuation allowances in prior years (see Note 11 to the Audited Financial Statements). Accordingly, the Company did not recognize any credits for income taxes in the accompanying condensed consolidated statements of operations to offset its pre-tax losses.

F-36

8.            SUBSEQUENT EVENTS

From April 1, 2004 through July 22, 2004, options to purchase 164,666 common shares were exercised pursuant to the 2001 Stock Option Plan for net proceeds to the Company of $54,340; warrants to purchase 183,600 common shares were exercised for net proceeds to the Company of $60,588; and warrants to purchase 733,883 common shares were exercised pursuant to cashless provisions, 635,592 shares were issued and 98,291 warrants were cancelled in exchange for the exercise price.

On April 6, 2004 and May 7, 2004, respectively, the Company issued 250,000 shares to each of PDI Communications Inc. and B.A.A.M., LLC pursuant to an agreement executed on February 12, 2004 for future assistance over the next three years in establishing the Company’s presence in the Southeast multi-dwelling unit market. The fair market value of these shares was $550,000 for each entity.

On May 27, 2004, the Company completed a $5.5 million private equity placement. CRT Capital Group LLC acted as placement agent for the financing. In the offering, which was sold to accredited investors only, the Company offered up to 1,314,532 units, consisting of two shares of common stock and one three-year warrant to purchase one share of common stock at an exercise price of $2.46. The Company closed on all 1,314,532 units at a per unit price of $4.20, for $5,521,034 in gross proceeds. After the payment of fees and expenses, including 131,452 warrants to the placement agent, the Company received net proceeds of approximately $5.0 million. Proceeds from the financing are to be used to fund acquisitions and subscriber growth in the Company’s new expansion markets, as well as for general corporate purposes.

On June 1, 2004, the Company acquired the business assets of Chicago based Direct Satellite, Inc. (“DSI”) for $2.4M in cash and initiated expansion into the third largest MDU residential market - the greater Chicago metropolitan area. DSI was primarily a private cable operator serving approximately 4,400 video and 400 high-speed Internet subscribers in fifteen “Class A” multi-family properties signed to long term access agreements. A majority of these agreements are for the delivery of services on a bulk or exclusive basis. DSI also has a backlog of approximately 4,800 units in eight properties in the Chicago metropolitan market. DSI was founded in 1997 by Tom Looney, who along with a number of his key employees, will become employees of the Company. Moreover, as part of the acquisition, DSI will provide the Company with office and warehouse space in Chicago for a two-year period. This acquisition will be accounted for as a purchase.

On June 2, 2004, the Company issued 178,690 shares of common stock to Cablecom/Spacelink in return for future consulting services for a two year period in the Chicago market. The fair market value of these shares was $393,118.

On July 13, 2004, the Company issued 100,000 shares of common stock as a conversion of an aged account payable and settlement of litigation therefrom.

F-37

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

     The Company’s Certificate of Incorporation includes provisions that limit the personal liability of the directors for monetary damages for breach of their fiduciary duty of directors. The Certificate of Incorporation provides that, to the fullest extent provided by the Delaware General Corporation Law (“DGCL”), the directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors. The DGCL does not permit a provision in a corporation’s certificate of incorporation that would eliminate such liability (1) for any breach of a director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (4) for any transaction from which a director derived an improper personal benefit.

     While these provisions provide the directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions described above apply to an officer of our Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the officers of the Company who are not directors.

     The Company’s Bylaws provide that, to the fullest extent permitted by the DGCL, it shall indemnify the directors and officers, and may indemnify its employees and agents. Such indemnification may be made only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Bylaws further provide that the Company may indemnify a director, officer, employee or agent to the fullest extent permitted by the DGCL. At present, there is no pending litigation or proceeding involving any directors, officers, employees or agents in which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 25. Other Expenses Of Issuance And Distribution

     The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of the common stock being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$1,534
Printing expenses	$400
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Transfer Agent and Registrar fees	$700
Miscellaneous expenses	$0

Total	$32,634

Item 26. Recent Sales Of Unregistered Securities

     Sales of securities within the past three years without registration under the Securities Act of 1933 (“1933 Act”) were as follows:

A. Preferred Stock

     We have not sold any shares of preferred stock in the past three years. All shares of preferred stock sold prior to the period have been converted to common stock.

B. Common Stock

     1. Between October 1, 2001 and March 31, 2002, the Company issued 169,533 shares of common stock to Sheldon B. Nelson in lieu of salary. Mr. Nelson serves as President, Chief Executive Officer and Director of the Company. This issuance was made without registration under Section 4(2) of the 1933 Act.

     2. The Company issued 150,000 shares to Haywood Securities, Inc. in lieu of a placement fee for financing. This issuance was made without registration under Section 4(2) of the 1933 Act.

     3. On October 1, 2002 the Company issued 92,308 shares of its common stock to Dean Taylor as part of his severance package. Mr. Taylor had served as Vice President of Business Development of the Company. This issuance was made without registration under Section 4(2) of the 1933 Act.

     4. On February 25, 2003 the Company issued 140,000 shares of its common stock to Direct Focus Marketing Comm., Inc. as part of a forgiveness of a past account payable to Direct Focus Marketing Comm., Inc. This issuance was made without registration under Section 4(2) of the 1933 Act.

     5. In June 2003 the Company sold eleven units, each comprised of 300,000 shares of common stock and five-year warrants to purchase 300,000 shares of common stock for $.33 per share, for $75,000 per unit, for gross proceeds of $825,000 under subscription agreements executed in June 2003. A total of 3,330,000 shares were issued without registration to individuals and entities that the Company believed to be “accredited investors,” as such term is defined in Regulation D, under Rule 506 of Regulation D. Casimir Capital, J.P., as the placement agent in connection with the offering was paid cash commissions equal to ten percent (10%) of the gross proceeds of the units sold in the offering and was issued warrants to purchase common stock of the Company equal to ten percent (10%) of the number of shares of common stock sold in the offering and issuable pursuant to the warrants contained in the units sold in the offering.

     6.  On August 5, 2003, the Company issued 207,843 common shares to Sheldon Nelson, its Chief Executive Officer in lieu of salary for the period April 1, 2003 to June 30, 2003.

      7.  On September 30, 2003, the Company issued 50,000 common shares to Sheldon Nelson, its Chief Executive Officer as additional salary.

     8. On October 1, 2003, two accounts payable of the Company in the amounts of $7,500 and $20,595 were converted to common stock in the respective amounts of 10,714 and 29,421 shares each.

     9. In November 2003 the Company sold twenty-two units, each comprised of 100,000 shares of common stock and three-year warrants to purchase 50,000 shares of common stock for $1.75 per share, for $150,000 per unit, for gross proceeds of $3,300,000 under subscription agreements executed in November 2003. A total of 2,200,000 shares were issued without registration to individuals and entities that the Company believed to be “accredited investors,” as such term is defined in Regulation D, under Rule 506 of Regulation D. No commission was paid in connection with the offering.

     10. On February 6, 2004 the Company issued 60,650 common shares to Sheldon Nelson, its Chief Executive Officer in lieu of the after tax amount of his year-end bonus approved by the Board of Directors on September 30, 2003.

     11. On February 12, 2004 the Company issued an aggregate of 500,000 shares of common stock and 500,000 five year warrants to purchase one share of common stock at an exercise price of $1.84 to two strategic partners in return for future services in the Southeast market. The warrants vest quarterly over the three years and expire on February 12, 2008.

     12. On June 2, 2004 the Company issued 178,690 shares of common stock to Cablecom/Spacelink in return for consulting services for a two year period in the Chicago market.

     13. On July 13, 2004 the Company issued 100,000 shares of common stock as a conversion of an aged account payable and settlement of litigation therefrom.

     14. In May 2004 the Company sold 1,314,532 units, each comprised of two shares of common stock and three-year warrant to purchase one share of common stock for $2.46 per share, for $4.20 per unit, for gross proceeds of $5,521,034 under subscription agreements executed in May 2004. A total of 2,629,064 shares were issued without registration to individuals and entities that the Company believed to be “accredited investors,” as such term is defined in Regulation D, under Rule 506 of Regulation D. No commission was paid in connection with the offering. CRT Capital Group, LLC, as the placement agent in connection with the offering was paid a cash commission equal to 7% of the gross proceeds of the Offering. The Company also reimbursed certain expenses of the Placement Agent and Other Participating Agents at the Closing. Pursuant to the placement agent agreement, the Company will issued Placement Agent Warrants to purchase a number of shares of Common Stock equal to 5% of the number of shares of Common Stock sold in the Offering, at an exercise price equal to $2.46 per share, subject to adjustment.

C.      Warrants

     1. November 2001. On November 1, 2001 the Company issued a warrant for the purchase of 150,000 shares of common stock exercisable at $0.31 per share for three years pursuant to an investor relations engagement with Small Caps Online Group, LLC. This issuance was made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with this warrant.

     2. January 2002. The Company issued two warrants for 225,000 shares each of common stock exercisable at $0.43 per share for two years to Daniel Fitzgerald and William Begley. The Company issued a warrant for 300,000 shares of common stock exercisable at $0.43 per share for two years to Roselink Investors, LLC. The Company issued a warrant to purchase 3,000,000 shares of common stock exercisable at $0.43 per share for two years to Trinity Pacific Investments Limited. The Company issued a warrant for 150,000 shares of common stock exercisable at $0.43 per share for two years to Haywood Securities, Inc. These issuances were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

     3. March 2002. The Company issued two warrants for 25,000 shares each of common stock exercisable at $0.43 per share for two years to Protea Ventures, Ltd and Vancadia Capital Corp. The Company issued two warrants for 50,000 shares each of common stock exercisable at $0.43 per share for two years to Aspen International, Ltd. and Jon Gruber. These issuances were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

     4. June 2002. The Company issued 87,500 warrants to purchase common stock, exercisable at $0.43 per share for two years as additional compensation to an investment group consisting of Protea Ventures, Ltd., William Begley and the Warren K. and Patricia A. Kourt Trust for entering into a $175,000 Term Loan and Promissory Note Agreement with the Company. These issuances were made without registration under Section 4(2) of the 1933 Act.

     5. August 2002. The Company issued 125,000 warrants to purchase common stock, exercisable at $0.43 per share for two years as additional compensation to an investment group consisting of Protea Ventures, Ltd., Domino International, Ltd., Jon Gruber and Lloyd Berhoff for entering into a $250,000 Term Loan and Promissory Note Agreement with the Company. These issuances were made without registration under Section 4(2) of the 1933 Act.

     6. November 2002. The Company issued an aggregate of 350,000 warrants to purchase common shares exercisable at $0.25 per share for three years as consideration to William Begley and Lloyd Berhoff for their agreement to defer all quarterly principal payments due to them under promissory notes held by them until September 24, 2003 and November 28, 2003 respectively. These issuances were made without registration under Section 4(2) of the 1933 Act.

     7. February 2003. The Company issued an aggregate of 90,000 warrants to purchase common stock exercisable at $0.33 per share for three years to two individuals in connection with certain 90-day Term Loan and Promissory Note Agreements between the Company and these individuals. Steve Mazur received 25,000 of such warrants as additional compensation for entering into the agreement and an additional 25,000 of such warrants to induce him to extend the maturity date; David Lyall received 40,000 of such warrants to induce him to extend the maturity date of the note owed to him. These issuances were made without registration under Section 4(2) of the 1933 Act.

     8. June 2003. The Company issued an aggregate of 450,000 warrants to purchase common stock exercisable at $0.33 per share for five years to two service providers for past and future services to the Company. Steve Mazur received 200,000 five year warrants for consulting services and MH Holdings received 250,000 five year warrants for printing, marketing and public relation services. These issuances were made without registration under Section 4(2) of the 1933 Act.

     9. June 2003. The Company issued warrants to purchase 600,000 shares of common stock exercisable at $.33 per share for five years to Casimir Capital, L.P. as part of its compensation for acting as placement agent in the Company’s June 2003 unit offering. As part of the June 2003 unit offering, 3,330,000 warrants to purchase shares of common stock exercisable at $.33 per share for five years were issued to investors. These issuance were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

     10. October 1, 2003. The Company issued 40,000 warrants at an exercise price of $0.65 as a finders fee associated with attracting a new Board member. These issuance were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

     11. November 2003. As part of the November 2003 unit offering, 1,100,001 warrants to purchase shares of common stock exercisable at $1.75 per share for three years were issued to investors. These issuance were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

     12. February 12, 2004. The Company issued an aggregate of 500,000 five year warrants to purchase one share of common stock at an exercise price of $1.84 to two strategic partners in return for future services in the Southeast market. The warrants vest quarterly over the three years and expire on February 12, 2008. In connection with the issuance the Company issued an aggregate of 500,000 shares of common stock to the same entities.

     13. May 2004. In connection with its private placement of 1,314,532 units, the Company issued total of 1,314,532 warrants to purchase one share of common stock at an exercise price of $2.46 per share, subject to adjustment. Pursuant to the placement agent agreement, the Company issued Placement Agent Warrants to purchase a number of shares of Common Stock equal to 5% of the number of shares of common stock sold in the offering (131,452 warrants).

D.      Options

     1. Supplier Plan. The Company has not issued any options pursuant to its Supplier Plan in the past three years. Shares of common stock underlying options previously issued pursuant to the Company’s Supplier Plan were registered with the Securities and Exchange Commission under a Form SB-2 that became effective July 19, 2000.

     2. 2001 Plan. In March of 2001, the Board of Directors accepted the recommendation of its compensation committee to re-price, at $0.60 per share, the exercise price of all options previously granted at $2.00 per share under the 2001 Stock Option Plan. Grants of options to purchase 150,000, 33,333 and 255,360 common shares were made to three former employees on April 11, 2001 and May 10, 2001 respectively. At the Annual General Meeting in May of 2001, the stockholders of the Company approved the 2001 Stock Option Plan. On June 5, 2001 a consultant was granted 100,000 fully vested options to purchase common shares at $0.60 per share and exercisable for three years from the date of issue. In August 2001, the Board of Directors approved option grants from the 2001 Stock Option Plan in the amount of 1,009,500 to management and other employees.

     On June 1, 2003, the Company reduced the exercise price for certain of its outstanding options under the 2001 Stock Option Plan from $.60 to $.33 per share. As a result of the changes in the exercise prices, 1,855,000 of the options outstanding will be accounted for as the equivalent of variable stock options from the date of the modification to the date the options are exercised, forfeited or expire and, accordingly, the Company will be required to record charges or credits to its results of operations based on changes in the fair value of the options.

E. Convertible Promissory Notes

     January 2002. Four convertible promissory notes were issued in January 2002. Two convertible promissory notes each in the principal amount of $75,000, both due January 18, 2003, and both accruing interest at 9%, convertible into common stock at $0.33 per share were issued to Daniel Fitzgerald and William Begley, respectively. As payment in full, Fitzgerald and Begley were each issued a total of 240,057 shares pursuant to these notes. Another convertible promissory note in the principal amount of $100,000, due January 24, 2004, accruing interest at 9% and convertible into common stock at $0.33 per share was issued to Roselink Investors, LLC. As payment in full, , a total of 333,681 shares were issued pursuant to this note. The final convertible promissory note in the principal amount of $1,000,000, due July 1, 2003, accruing interest at 3% and convertible into common stock at $0.33 per share was issued to Trinity Pacific Investments, Ltd. As payment in full, a total of 3,125,739 shares were issued pursuant to this note. These issuances were made without registration under Section 4(2) of the 1933 Act.

Item 27. Exhibits

See “Index to Exhibits.”

Item 28. Undertakings

The undersigned registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statements to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	reflect in any prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement and
(iii)	include any additional or changed material information on the plan of distribution.

     2. That, for determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 24, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf, in the City of Totowa, State of New Jersey, on the 26th day of July, 2004.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon B. Nelson

Sheldon B. Nelson, President, Chief Executive Officer, Chief
Financial Officer, Chief Accounting Officer and Director

POWER OF ATTORNEY

     Each person whose signature appears below authorizes Sheldon B. Nelson and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Sheldon B. Nelson	President, Chief Executive Officer, Chief	July 26, 2004
Accounting Officer and Director
Sheldon B. Nelson

/s/ John Edward Boyle	Director	July 26, 2004

John Edward Boyle

/s/ Douglas G. Hooper	Director	July 26, 2004

Douglas G. Hooper

/s/ Edward Huguez	Director	July 26, 2004

Edward Huguez

INDEX TO EXHIBITS

Exhibits
2.1	Acquisition Agreement dated November 2, 1998 between Alpha Beta Holdings, Ltd. and MDU
Communications Inc. (1)

3.1	Certificate of Incorporation (1)

3.2	Certificate of Designations of the Preferences and Relative Participating and other Special Rights of the Series A Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof (5)

3.3	Bylaws (1)

3.4	Amendment to Bylaws (4)

4.1	Form of Convertible Promissory Note and Warrant to Purchase Common Stock, dated January 18,
2002 to Daniel Fitzgerald and William Begley (7)

4.2	Form of Convertible Promissory Note and Warrant to Purchase Common Stock, dated January 24,
2002 to Roselink Investors, LLC and Trinity Pacific Investments Limited (7)

4.3	Warrant to Purchase Common Stock, dated January 24, 2002 to Haywood Securities, Inc. (7)

4.4	Form of Warrant to Purchase Common Stock, dated March 6, 2002 to Aspen International, Ltd., John
Gruber, Vancadia Capital Corporation and Protea Ventures, Ltd (7)

4.6	Form of Warrant to Purchase Common Stock, dated June 24, 2002, to Protea Ventures, Ltd.,
William Begley, and the Kourt Trust (9)

4.7	Form of Warrant to Purchase Common Stock, dated August 28, 2002, to Protea Ventures, Ltd.,
Domino International, Ltd., Jon Gruber and Lloyd Berhoff (9)

4.8	Form of Warrant to Purchase Common Stock, dated November 26, 2002, to William Begley (9)

4.9	Form of Warrant to Purchase Common Stock, dated November 26, 2002, to Lloyd Berhoff (9)

4.10	Form of Warrant to Purchase Common Stock, dated February 28, 2003, to David Lyall (9)

4.11	Form of Warrant to Purchase Common Stock, dated February 28, 2003, to Steve Mazur (9)

4.12	Form of Warrant to Purchase Common Stock, dated June 10, 2003 to Steve Mazur (9)

4.13	Form of Warrant to Purchase Common Stock, dated June 30, 2003, to various purchasers in the
Company’s June 2003 private placement of units (9)

4.14	Form of Subscription Agreement, dated June 30, 2003, with various purchasers in the Company’s
June 2003 private placement of units (9)

4.15	Form of Warrant to Purchase Common Stock, dated November 14, 2003, to various purchasers in the Company’s November 2003 private placement of units (10)

4.16	Form of Subscription Agreement, dated November 14, 2003, with various purchasers in the
Company’s November 2003 private placement of units (10)

4.17	Form of Warrant to Purchase Common Stock, dated July 23, 2003, to William Begley (11)

4.18	Form of Warrant to Purchase Common Stock, dated July 23, 2003, to Lloyd Berhoff (11)

4.19	Form of Warrant to Purchase Common Stock, dated October 1, 2003, to JRJ Capital (11)

4.20	Form of Warrant to Purchase Common Stock, dated February 12, 2004, to PDI Communications
Inc. and B.A.A.M., LLC (12)

4.21	Form of Warrant to Purchase Common Stock, dated May 28, 2004, to various purchasers in the
Company’s May 2004 private placement of units (12)

4.22	Form of Subscription Agreement, dated May 28, 2004, with various purchasers in the Company’s
May 2004 private placement of units (12)

5.1	Legal Opinion of Shughart Thomson & Kilroy, P.C. (12)

10.1	System Operator Agreement dated August 27, 1998 between Star Choice Communications Inc. and
MDU Communications Inc. (1)

10.2	Agreement dated December 31, 1998 between 4-12 Electronics Corporation and MDU
Communications Inc. (1)

10.3	Suppliers’ Stock Option Plan (5)

10.4	2000 Incentive Stock Option Plan (ISO & Non-ISO) (5)

10.5	Registration Rights Agreement, dated January 28, 2000, between the Company and Haywood
Securities, Inc. (5)

10.6	Agency Letter, dated January 28, 2000, between the Company and Haywood Securities, Inc. (5)

10.7	Form of Replacement Convertible Promissory Note and Loan Agreement, dated October 29, 1999, issued by MDU Canada to National Day Corporation for US$250,000 and 327,500, and to David
Lawrence for US$ 65,000 (each fully converted and cancelled in February and March 2000, respectively) (5)

10.8	Letter Agreement, dated October 13, 1999, and Mutual Release, dated January 5, 2000, between the
Company and the Canaccord Corporation (5)

10.9	Letter Agreement, dated November 18, 1999, between MDU Canada and MBT Capital, and
Assignment Agreement, dated January 14, 2000, between MDT Capital Merbanco Capital, Inc.,
33678652 Canada, Inc. and Gibralt Capital Corporation (5)

10.10	Letter Agreement, dated February 16, 2000, Mutual Release dated March 1, 2000, and Letter
Agreement regarding registration rights, dated March 15, 2000, between the Company, MDU Canada and Gibralt Capital Corporation (5)

10.11	Management Employment Agreement, dated February 1, 2000, between the Company and Sheldon
Nelson (5)

10.12	Management Services Agreement, dated January 31, 2000, between the company and Corus Financial
Corp. (5)

10.13	Management Employment Agreement, dated February 1, 2000, between the Company and Gary
Monaghan (5)

10.14	Headquarters Facility Lease (5)

10.15	MDU System Operator Agreement dated May 2000, between DIRECTV, Inc. and MDU
Communications (USA), Inc. (6)

10.16	VBN Application Service Provider Master Purchase Sales Agreement dated May 16, 2000 between
3Com Corporation and MDU Communications International, Inc. (6)

10.17	Mutual Release between MDU Communications International, Inc. and Britcom Communications Ltd.
dated March 1, 2000 (6)

10.18	MDU Communications International, Inc. Suppliers; Non-Qualified Stock Option authorized on March
13, 2000 granting Britcom Communications Ltd. an option to purchase 12,375 shares of common stock
(6)

10.19	MDU Communications International, Inc. Suppliers’ Non-Qualified Stock Option authorized on March
13, 2000 granting Britcom Communications Ltd. an option to purchase 13,740 shares of common stock
(6)

10.20	Purchase Agreement between MDU Communications International, Inc. and Digital Solutions, LLC,
attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on May 15, 2001

10.21	Asset Purchase Agreement between MDU Communications Inc., a subsidiary of MDU
Communications International, Inc. and Star Choice Television Network, Inc., a subsidiary of Star
Choice Television Network, Inc., attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on February 14, 2001

10.22	System Operator Agreement between MDU Communications (USA), Inc., a subsidiary of MDU
Communications International, Inc. and DirectTV, Inc. attached to the Company's Form 10-KSB filed on December 24, 2003

10.23	Asset Purchase Agreement between MDU Communications (USA), Inc., a subsidiary of MDU
Communications International, Inc. and Direct Satellite, Inc. attached as Exhibit 10.25 to the
Company's Form 8-K filed on June 15, 2004

16.1	Letter of Deloitte & Touche LLP on change in certifying accountant, attached as Exhibit 16.1 to the
Registrant’s report on Form 8-K filed on February 11, 2002

21.1	Subsidiaries of the Company (7)

23.1	Consent of J.H. Cohn LLP (12)

(1)	Incorporated by reference from Form 10-SB filed on May 12, 1999
(2)	Incorporated by reference from Form 10-KSB filed on December 27, 1999
(3)	Incorporated by reference from Form 10-SB/A, Amendment No. 1 filed on November 17, 1999
(4)	Incorporated by reference from Form 10-SB/A, Amendment No. 3 filed on April 14, 2000
(5)	Incorporated by reference from Registration Statement on Form SB-2 filed on April 28, 2000
(6)	Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2 filed on June 30, 2000.
(7)	Incorporated by reference from the Registrant’s Form SB-2 (Reg. No. 333-87572) as filed with the Securities and Exchange Commission on May 3, 2002.
(8)	Incorporated by reference from the Registrant’s Pre-effective Amendment No. 1 to From SB-2 (Reg. No. 333-87572) as filed with the Securities and Exchange Commission on May 6, 2002.
(9)	Incorporated by reference from the Registrant’s Post-effective Amendment No. 1 to From SB-2 (Reg. No. 333-87572) as filed with the Securities and Exchange Commission on August 28, 2003.
(10)	Incorporated by reference from Form 10-KSB filed on December 24, 2003
(11)	Incorporated by reference from Registration Statement on Form SB-2/A filed on March 17, 2004
(12)	Filed herewith